Exhibit 10.12

SYSTEM AND LEAD DEVELOPMENT AND TRANSFER AGREEMENT

THIS SYSTEM AND LEAD DEVELOPMENT AND TRANSFER

AGREEMENT (this “Agreement”) is made effective as of December 30, 2005 between Surgi-Vision, Inc., a Delaware corporation (the “Company”), and Advanced Bionics Corporation, with its principal place of business at 25129 Rye Canyon Loop, Valencia, California 91355 (“Bionics”). The Company and Bionics are referred to collectively as the “Parties” and individually as a “Party”.

BACKGROUND

A.        The Company desires to borrow from Bionics and Bionics desires to lend to the Company an aggregate principal amount of up to $1,500,000 (the “Loan”) to be evidenced by a secured convertible promissory note (the “Note”) of even date herewith, substantially in the form attached as Exhibit A and bearing interest at a rate of 0% per annum.

B.        The Company is the sole owner or exclusive licensee of Intellectual Property (defined below) relating to MR-compatible, MR-safe, and MR-optimized technology.

C.        The Company desires to develop for Bionics certain technology (the “Technology”) solely within the field of neuromodulation including without limitation an MR- compatible, MR-safe, and MR-optimized Deep Brain Stimulation (“DBS”) implant system (the “System”) and MR-compatible, MR-safe, and MR-optimized DBS lead (the “Lead”).

D.        Bionics desires to acquire an initial exclusive license to all Intellectual Property (defined below) relating to the System, a right of first negotiation and a right of first refusal for a subsequent license to the System, and an exclusive perpetual license to the Intellectual Property relating to the Lead as embodied in the Technology License Agreement (the “License Agreement”).

E.        Concurrently herewith, the Company and Bionics have entered into a Security Agreement (the “Security Agreement”, and together with the Note and the License Agreement, the “Concurrent Agreements”), pursuant to which the Company has granted Bionics a security interest in the Collateral (as defined in the Security Agreement).

AGREEMENT

The Parties agree as follows:

Section 1. ISSUANCE OF NOTE. Bionics will disburse to the Company the Loan amounts by certified or bank check made payable to the Company, or by wire transfer of funds, in six quarterly installments of $250,000 each. The first quarterly installment of $250,000 is to be loaned contemporaneously with the execution and delivery of the Note evidencing such Loan. Bionics hereby authorizes and directs the Company to deliver the Note to Bionics’ address set forth at the beginning of this Agreement. The remaining five quarterly installments of $250,000 are payable, subject to the terms of this Agreement including without limitation Section 7.4(a), one installment on or before March 31, 2006; one installment on or before June 30, 2006; one installment on or before September 30, 2006; one installment on or before December 31, 2006; and one installment on or before March 31, 2007.

Section 2. DESCRIPTION OF THE NOTE. The Note has the terms and provisions set forth in the Note.

Section 3. CLOSING. Bionics’ disbursement of the initial installment under the Loan and the issuance of the Note by the Company (“Closing”) will take place on the date (the “Closing Date”) when all of the following conditions precedent are met:

3.1 The Parties will execute and deliver each of the Concurrent Agreements.

3.2 The Company will deliver to Bionics the following, each, unless otherwise noted dated as of the date first written above:

(a) A good standing certificate of the Company from the Secretary of State of the State of Delaware, dated a recent date prior to the Closing Date;

(b) Copy of the certificate of incorporation of the Company, certified by the Secretary of State of the State of Delaware;

(c) Copy of the bylaws of the Company, certified by its corporate secretary or an assistant secretary;

(d) Resolutions of its Board approving and authorizing the execution, delivery, and performance of each of the Concurrent Documents, certified by its corporate secretary or an assistant secretary, as being in full force and effect without modification or amendment; and

(e) Signature and incumbency certificates of the officers of the Company executing each of the Concurrent Agreements.

3.3 [Intentionally Omitted]

3.4 UCC Financing Statements. The Company will have authorized Bionics to prepare and file such UCC financing statements and other instruments as Bionics will require in order to perfect and maintain the continued perfection of the first priority security interest in the Collateral created by the Security Agreement.

3.5 Cover Sheets, etc. The Company will deliver to Bionics all cover sheets or other documents required to by filed with the United States Patent and Trademark Officer, the United States Copyright Officer or any successor or substitute office in which filings are necessary in order to create or perfect Bionic’s security interest in respect of the Collateral.

3.6 The representations and warranties contained in each of the Concurrent Agreements will be true, correct and complete in all material respects.

Section 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to Bionics as of the Closing Date as follows:

4.1 Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has all requisite corporate power and authority to execute, deliver and perform all of its obligations under this Agreement and the Concurrent Agreements. The Company is duly qualified and authorized to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties, or financial condition.

4.2 Capitalization; Reserved Stock; Preemptive Rights. Immediately before the Closing, and other than as represented by the Note and the Conversion Shares, the authorized capital stock of the Company consists of (A) 40,000,000 shares of Common Stock, of which 19,833,269 shares are outstanding, and (B) 10,000,000 shares of preferred stock, par value $0.01 per share, none of which is outstanding. All of the outstanding shares of Common Stock are duly authorized, are validly issued, fully paid and nonassessable, and were issued in conformity with all applicable state and federal securities laws. The capitalization of the Company is set forth on Schedule 4.2. Except as reflected on Schedule 4.2, the Company has no other equity securities of any class issued, reserved for issuance, or outstanding. Except as described on Schedule 4.2, there are no outstanding options, offers, warrants, conversion rights, agreements, or other rights to subscribe for or to purchase from the Company, or commitments by the Company to issue, transfer, or sell (either written or oral, formal or informal, firm or contingent), shares of or interests in the capital stock or other securities of the Company (whether debt, equity, or a combination thereof) or obligating the Company to grant, extend or enter into any such agreement or commitment. Except as described on Schedule 4.2, no securities of the Company carry, and no shareholder of the Company has been granted, any preemptive rights other than any that have been waived or are not applicable. The Company is not obligated under any agreement, arrangement or understanding to redeem or otherwise purchase any of its shares of capital stock.

4.3 Authorization. The execution and delivery by the Company of this Agreement and the Concurrent Agreements, the performance of the Company’s obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and will not, either before or as a result of the consummation of the transactions contemplated by the Concurrent Agreements: (A) violate any provision of the certificate of incorporation or bylaws of the Company, (B) violate, in any material respect, any provisions of any law or any governmental rule or regulation applicable to the Company, or any contract, indenture, agreement or other instrument to which the Company is a party, or by which the Company or any of its assets or properties are bound, or (C) be in conflict with, result in a breach of, or constitute (after the giving of notice or lapse of time or both) a default under, or result in the creation or imposition of any lien of any nature whatsoever upon any of the material property or assets of the Company pursuant to the provisions of any contract, indenture, agreement or other instrument to which the Company is a party or by which it or its property is bound. Except as set forth in Schedule 4.3, the Company is not required to obtain any approval, consent or authorization from, or to file any declaration or statement with, any governmental instrumentality or agency in connection with or as a condition to the execution, delivery or performance of this Agreement or the Concurrent Agreements other than the filing of Form D and any applicable state securities law filings, which filing or filings, as the case may be, will be made in accordance with applicable laws and regulations.

4.4 Binding Obligation. This Agreement and the Concurrent Agreements have been duly executed and delivered by the Company and are the legally valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms.

4.5 Financial Statements. The unaudited balance sheets of the Company as of December 31, 2004 and September 30, 2005, and the unaudited income statements of the Company for the periods ended December 31, 2004 and September 30, 2005 (collectively the “Financial Statements”), have been prepared from and are in accordance with the books and records of the Company in conformity with generally accepted accounting principles (“GAAP”) consistently applied throughout the periods indicated on a consistent basis throughout the periods involved. The Financial Statements fairly present the financial condition and results of operations of the Company as at the dates and for the periods stated or covered thereby. The Financial Statements do not omit or fail to identify material nonrecurring income or other specific items, do not omit or fail to identify the existence of material transactions not in the ordinary course of business, and contain no excessive write-downs or write-ups of any material assets. Other than those liabilities reflected or reserved against in the Financial Statements, and except for certain convertible notes in an aggregate principal amount of $50,000, the Company does not have any material liabilities of any nature whatsoever, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, nor does the Company have actual knowledge of any basis for the assertion against the Company of any material liability of any nature whatsoever, unless such liability has been fully reflected or reserved against in the Financial Statements. The Financial Statements are attached hereto as Exhibit 4.5.

4.6 The Conversion Shares. The Conversion Shares have been duly authorized and, when issued and delivered upon conversion of the Note, will be duly and validly issued, fully paid and non-assessable, free and clear of any liens or encumbrances created by the Company.

4.7 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement or the Concurrent Agreements or the right of the Company to enter into it, or to consummate the transactions contemplated hereby or thereby, or that would be reasonably likely to result, either individually or in the aggregate, in any material adverse changes in the assets, business, properties, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, or change in the ability of the Company to perform, or of Bionics to enforce, this Agreement or the Concurrent Agreements. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

4.8 Intellectual Property. The Company owns, possesses or has legal rights to use all ideas, inventions, developments and improvements conceived and/or reduced to practice, patents, trademarks, service marks, trade names, copyrights, know-how, trade secrets, licenses, information and proprietary rights and processes (“Intellectual Property”) necessary for the Company’s business as now conducted and as proposed to be conducted by the Company by developing the System and Lead for commercial manufacture, use, lease, importation, and sale, including without limitation the intellectual property licensed to the Company under the License Agreement by and between the Company and the Johns Hopkins University (“JHU”) on or around July 1, 1998 and all other appendices, addenda, amendments, and agreements related thereto (the “JHU Agreement”) (the owned and licensed rights of the Company, collectively, the “Existing Intellectual Property”), without any conflict with, or infringement of, the rights of others. Except as set forth in Schedule 4.8 attached hereto, there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Existing Intellectual Property. The Company has not received any communications alleging that the Company has violated or, by conducting its business or developing the System or Lead, would violate the Intellectual Property of any other person or entity. The Company knows of no prior art or other information material to patentability that would invalidate or render unenforceable the Existing Intellectual Property. The Company further represents and warrants that any information it gives to Bionics as part of its duties and obligations under this Agreement and the Concurrent Agreements comprises information which it has the right to freely disclose without incurring legal liability to or violating the rights of others.

4.9 Private Placement. On the assumption that the representations and warranties of Bionics are true and correct, the issuance of the Note as contemplated by this Agreement is exempt from the registration and qualification requirements of the Securities Act of 1933, as amended (the “Securities Act”), and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

4.10        Title to Property and Assets. All assets, tangible and intangible, owned by the Company are owned free and clear of all mortgages, liens, loans, encumbrances and adverse claims, and the security interest of Bionics in the Company’s tangible or intangible property will be a first lien thereon.

4.11        Leases. Any property and asset leases entered into by the Company have been made subject to valid and legally binding contracts and are in full force and effect.

4.12        Tax Returns and Payments. The Company has timely filed all required tax returns and reports (federal, state and local) as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge.

4.13        Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for and material to the conduct of its business as currently conducted, the lack of which could have a material adverse effect on the Company’s business, properties or financial condition. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

4.14        Material Contracts.

(a) The following types of contracts and agreements to which the Company is a party are required to be set forth in Schedule 4.14, being the “Material Contracts”:

(i)        each contract and agreement, whether or not made in the ordinary course of business, that contemplates an exchange of consideration with a value of more than $25,000, in the aggregate, over the term of such contract or agreement;

(ii)      all contracts, arrangements and agreements evidencing indebtedness over $2,500 in borrowed money or other value;

(iii)     all joint venture, partnership, strategic alliance and business acquisition or divestiture agreements (and all letters of intent, term sheets and draft agreements relating to any such pending transactions);

(iv)     all agreements relating to issuances of securities of the Company;

(v)      all exclusive distribution contracts to which any of the Company;

(vi)     all leases of real property leased for the use or benefit of the Company;

(vii)    all contracts relating in whole or in part to Intellectual Property pursuant to which the Company obtains from any third party any Intellectual Property rights;

(viii)   all contracts relating in whole or in part to Intellectual Property pursuant to which the Company grants to any third party any Intellectual Property rights or the right to manufacture, distribute or sell any product of the Company, such subsidiary or such third party;

(ix)     all management contracts (excluding contracts for employment) and contracts with other consultants, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or income or revenues related to any product of the Company to which the Company is a party;

(x)      all contracts and agreements with any governmental authority to which the Company;

(xi)     all contracts and agreements that limit, or purport to limit, the ability of the Company to compete in any line of business or with any person or entity or in any geographic area or during any period of time;

(xii)    all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Company, or the absence of which would have a material adverse effect on the Company’s business, properties, or financial condition.

(b) (i) Each Material Contract is a legal, valid and binding agreement of the Company; (ii) the Company has not received any claim of default under or cancellation of any Material Contract and the Company is not in breach or violation of, or default under, any Material Contract; (iii) to the knowledge of the Company, no other party is in breach or violation of, or default under, any Material Contract; and (iv) neither the execution and delivery of this Agreement or the Concurrent Agreements nor the consummation of any transaction contemplated hereby or thereby will constitute a default under, give rise to cancellation rights under, or otherwise adversely affect any of the material rights of the Company under any Material Contract. The Company has furnished or made available to Bionics true and complete copies of all Material Contracts.

4.15        No Broker. There is no firm, corporation, agency or other entity or person that is entitled to a finder’s fee or any type of commission in relation to or in connection with the transactions contemplated by this Agreement or the Concurrent Agreements as a result of any agreement or understanding with the Company or any of its directors, officers, employees or agents.

4.16        Representations and Warranties. The representations and warranties of the Company contained in this Agreement and each of the Concurrent Agreements do not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the representations, warranties and other statements and information contained in the Concurrent Agreements not misleading.

4.17        Principal Business Address. The principal business address of the Company is 200 N. Cobb Parkway, Suite 140, Marietta, GA 30062-3585.

Section 5. REPRESENTATIONS AND WARRANTIES OF LENDER.

Bionics hereby represents and warrants to the Company as of the Closing Date as follows:

5.1 Authorization of Concurrent Agreements. Bionics is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has all requisite corporate power to execute, deliver and perform all of its obligations under this Agreement and the Concurrent Agreements to which it is a party. The execution and delivery by the Bionics of this Agreement and the Concurrent Agreements to which it is a party, the performance of Bionics’ obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Bionics. This Agreement and the Concurrent Agreements to

which it is a party have been duly executed and delivered by Bionics and are the legally valid and binding obligation of Bionics, enforceable against Bionics in accordance with their respective terms.

5.2 Non-contravention. The execution and delivery by Bionics of this Agreement and the Concurrent Agreements to which it is a party, the performance of Bionics’ obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not, either before or as a result of the consummation of the transactions contemplated by this Agreement or the Concurrent Agreements to which it is a party: (A) violate any provision of the certificate of incorporation or bylaws of Bionics, (B) violate, in any material respect, any provisions of any law or any governmental rule or regulation applicable to Bionics, or any contract, indenture, agreement or other instrument to which Bionics is a party, or by which Bionics or any of its assets or properties are bound, or (C) be in conflict with, result in a breach of, or constitute (after the giving of notice or lapse of time or both) a default under, or result in the creation or imposition of any lien of any nature whatsoever upon any of the material property or assets of Bionics pursuant to the provisions of any contract, indenture, agreement or other instrument to which Bionics is a party or by which it or its property is bound. Bionics is not required to obtain any approval, consent or authorization from, or to file any declaration or statement with, any governmental instrumentality or agency in connection with or as a condition to the execution, delivery or performance of this Agreement or the Concurrent Agreements to which it is a party.

5.3 Accredited Investor. Bionics is an “accredited investor” as that term is defined in Rule 501(a) promulgated under the Securities Act, a copy of which definition is attached hereto as Exhibit B.

5.4 Investment. The Note is being purchased for Bionics’ own account, for investment and not for distribution or resale to others. Bionics agrees that Bionics will not sell or otherwise transfer the Note or any Conversion Shares unless such securities, as the case may be, are registered under the Securities Act or unless an exemption from such registration is available, except under circumstances where neither such registration nor such exemption is required by law. Bionics understands that neither the Note nor the Conversion Shares has been registered under the Securities Act and they are or will be issued pursuant to a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

5.5 Speculative Nature of Investment. Bionics acknowledges that the purchase of the Note involves a high degree of risk and that (a) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and purchasing Note; (b) Bionics may not be able to liquidate its investment; (c) transferability of the Note and the Conversion Shares is extremely limited; and (d) Bionics could sustain the loss of its entire investment.

5.6 Experience. Bionics acknowledges that it has prior investment experience, including investment in non-listed and non-registered securities, or has employed the services of an investment advisor, attorney or accountant to review all of the documents furnished or made available by the Company and to evaluate the merits and risks of such an investment on Bionics’ behalf.

5.7 Financial Resources. Bionics hereby represents that it has adequate means of providing for its current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Company for an indefinite period of time, has no need for liquidity in such investment, and, at the present time, could afford a complete loss of such investment.

5.8 Lack of Liquidity. Bionics understands that there is no public market for the Note or the Conversion Shares. Bionics further understands that even if a public market were to develop for any of the Company’s securities, Rule 144 (the “Rule”) promulgated under the Securities Act limits Bionics’ ability to sell any of the Company’s securities owned by Bionics. Bionics acknowledges that the Company may, if it desires, permit the transfer of the Note or Conversion Shares out of its name only when its request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Securities Act or any applicable state “blue sky” laws (collectively “Securities Laws”). Bionics agrees to hold the Company and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by Bionics contained herein or any sale or distribution by Bionics in violation of any Securities Laws. Bionics acknowledges that at such time, if ever, as the Note or the Conversion Shares are registered, sales of such securities will be subject to state securities laws, including those of states which may require any securities sold therein to be sold through a registered broker-dealer or in reliance upon an exemption from registration.

5.9 Address. Bionics hereby represents that the address of such Bionics furnished at the beginning of this Agreement is such Bionics’ principal business address.

5.10        Purpose. If Bionics is a partnership, corporation, trust or other entity, it was not formed for the purpose of investing in the Company.

5.11        No Broker. There is no firm, corporation, agency or other entity or person that is entitled to a finder’s fee or any type of commission in relation to or in connection with the transactions contemplated by this Agreement or the Concurrent Agreements as a result of any agreement or understanding with Bionics or any of its directors, officers, employees or agents.

Section 6. LEGENDS. This Section intentionally omitted.

Section 7. COMPANY COVENANTS

7.1 Information to Bionics. For so long as the Note or any Conversion Shares are outstanding, the Company covenants to provide Bionics with the same financial information that the Company provides to its stockholders. In addition, for so long as the Note and any Conversion Shares are outstanding, the Company will provide Bionics with true, correct and complete copies of a quarterly balance sheet, income statement and statement of cash flow not later than 45 calendar days following the end of each calendar quarter; provided, however, that the Company will not be obligated to provide such financial statements to Bionics if the Board of Directors of the Company (the “Board”) reasonably and, with exception of any Board member designated by Bionics under Section 7.4(a), unanimously determines that Bionics is a competitor of the Company.

7.2 Books and Records. The Company will keep complete and accurate books and records in conformity with GAAP.

7.3 Taxes. The Company will pay all material taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises, and all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable before the same will become a lien upon any of its properties or assets.

7.4 (a)        Board Representation. The Company will cause that certain First Amended and Restated Stockholders Agreement dated April 30, 2004 among the Company and certain of its stockholders (the “Stockholders Agreement”) to be amended to allow Bionics the right to designate in writing to the Company a nominee acceptable to the Company (which acceptance will not be unreasonably withheld) for membership to the Board. Such amendment to the Stockholders Agreement must be in form and substance reasonably satisfactory to the Parties. If the Stockholders Agreement is not satisfactorily amended before 60 days after the Closing Date, Bionics may withhold all remaining Loan installments payable to the Company until the Stockholders Agreement is satisfactorily amended. The Company acknowledges that both Todd K. Whitehurst and Jeffrey D. Goldberg are acceptable candidates for designation by Bionics as nominees for Board membership in the event that Bionics elects to designate either of such individuals as a nominee to the Board. The Parties acknowledge and agree that any amendment to the Stockholder’s Agreement will provide that Bionics’ right to designate a nominee to the Board will continue (I) only as long as the Note is outstanding or (II) if Bionics elects to exercise its Conversion Right, only so long as Bionics (A) converts at least $1,000,000 of the Note Balance into Conversion Shares and (B) continues to own at least that number of Conversion Shares.

(a) Observer. Effective as of the Closing and continuing during any time before the designation by Bionics of a nominee to the Board as provided herein, Bionics will have the right to designate one representative of Bionics to receive notice of and attend and observe all meetings of the Board in a nonvoting observer capacity and, in this respect, the Company will give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided however, that such representative will agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel, or result in a conflict of interest. Bionics’ rights under this Section 7.4(b) will continue (I) only as long as the Note is outstanding or (II)

if Bionics elects to exercise its Conversion Right, only so long as Bionics (A) converts at least $1,000,000 of the Note Balance into Conversion Shares and (B) continues to own at least that number of Conversion Shares.

Nothing in this Section 7.4 will imply any fiduciary or other duty owed by Bionics to the Company or its stockholders.

7.5 Existence; Liens and Encumbrances; Mergers. Except as otherwise permitted pursuant to the terms of this Agreement, the Company will at all times preserve and keep in full force and effect its corporate existence. .So long as the Note is outstanding, without the prior written consent of Bionics, Company will not (a) pledge or otherwise encumber or permit the encumbrance of any of its assets, including the Collateral (as defined in the Security Agreement); (b) merge or consolidate with any entity, or dissolve; (c) declare, make or pay any distribution or dividend to its stockholders; (d) sell, lease or otherwise dispose of all or any substantial portion of its assets; or (e) engage in any business other than that in which it is presently engaged. Bionics may grant or withhold its consent in its sole discretion.

7.6 Maintenance of Properties. The Company will maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of the Company (including all Existing Intellectual Property and all Intellectual Property developed after the Closing (i) resulting from communication between the Parties or (ii) relating to the System or Lead for commercial manufacture, use, lease, importation, and sale, including without limitation the intellectual property licensed to the Company under the JHU Agreement (collectively, “Future Intellectual Property”) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

7.7 Insurance. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Company as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as will be customary for corporations similarly situated in the industry. On or prior to 45 days after the Closing Date, the Company will deliver to Bionics a certificate from the Company’s insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to this Section 7.7 is in full force and effect and that Bionics has been named as additional insured and/or loss payee thereunder.

7.8 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which prohibit or forgive the Company from satisfying any obligations owed to Bionics under this Agreement, any of the Concurrent Agreements or other documents executed pursuant hereto or thereto, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement, the Note, the License

Agreement, the Security Agreement and the other documents executed pursuant hereto or thereto; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to Bionics, but will suffer and permit the execution of every such power as though no such law had been enacted.

7.9 OFAC.

The Company: (i) will not become a person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079(2001)), (ii) will not engage in any dealings or transactions prohibited by Section 2 of such executive order, or be otherwise associated with any such person in any manner violative of Section 2, or (iii) will not otherwise become a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other OFAC regulation or executive order.

Section 8. GENERAL PROVISIONS.

8.1 Survival of Representations, Warranties and Agreements. The representations, warranties and agreements contained in this Agreement will survive the execution of this Agreement.

8.2 Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement a Party by the other Party must be in writing and will be deemed to have been duly given (a) immediately if delivered in person, (b) the day following dispatch by a nationally recognized overnight courier service (such as Federal Express or UPS, etc.) for next day delivery, (c) five days after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the Party to whom the same is so given or made, or (d) upon confirmation of receipt, if by facsimile. Any notice or other communication given hereunder will be addressed to the Company, at 200 N. Cobb Parkway, Suite 140, Marietta, GA 30062-3585, Attention: John C. Thomas, Jr., Fax (770) 424-8236, with a copy to Kimble L. Jenkins, 50 North Front St., 19th Floor, Memphis, TN 38103, Fax (901) 579-4979, or to Bionics at the address indicated at the beginning of this document, Attention: General Counsel, Fax (661) 362-4712.

8.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

8.4 Headings. All headings are inserted for convenience of reference only and will not affect the meaning or interpretation of any such provisions or of this Agreement, taken as an entirety.

8.5 Severability. If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid or unenforceable, such holding will in no way affect the validity of the remainder of this Agreement.

8.6 Changes, Waivers, Etc. Neither this Agreement nor any provision of this Agreement may be changed, waived, discharged or terminated orally, but rather may only be changed by a statement in writing signed by the Party against which enforcement of the change, waiver, discharge or termination is sought. It is agreed that a waiver by either Party of a breach of any provision of this Agreement will not operate, or be construed, as a waiver of any subsequent breach by that same Party.

8.7 Reimbursement of Legal Expenses. Promptly upon the consummation of an equity financing which results in gross proceeds to the Company of at least $2,500,000, the Company will reimburse Bionics for its legal expenses actually incurred, up to a maximum of $25,000, in connection with the (A) negotiation and documentation of this Agreement and the Concurrent Agreements or (B) Bionics’ investment in the Company to such date.

8.8 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California. The Parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement will be adjudicated before a court located in Los Angeles, California and they hereby submit to the exclusive jurisdiction of the courts of the State of California located in Los Angeles, California and of the federal courts in the Central District of California with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned will furnish in writing to the other.

8.9 Entire Agreement This Agreement, the Note, the Security Agreement, and the Other Agreements set forth the entire agreement and understanding between the Parties as to this subject matter and incorporates and supersedes all prior discussions, agreements and understandings of any and every nature among them.

8.10        Further Assurances. The Parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

8.11        Successors and Assigns. The terms and conditions of this Loan Agreement will inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Loan Agreement, except as expressly provided in this Loan Agreement. This Agreement may not be assigned by either of the Parties without the prior written consent of the other Party.

8.12        Relationship of Parties. In all matters relating to this Agreement, no Party will have any right, power or authority to create any obligation, express or implied, on behalf of any other Party. Nothing in this Agreement is intended to create or constitute a joint venture or a partnership between the parties hereto.

Section 9. SYSTEM DEVELOPMENT, LICENSE, AND RIGHT OF FIRST REFUSAL.

9.1 System Development. The System prototypes must meet each milestone stated on Exhibit C (“System Milestone”) and [***] (“System Requirements”).

(a) Collaboration. To assist the Company in the development of the System prototype, Bionics will provide the Company with Bionics’ proprietary DBS system and component prototypes if and as developed and available.

(b) Design Specifications. The Company will document the design specifications and changes necessary to build the System, and all test results of the System, and will provide such documentation to Bionics along with any other System design modifications necessary for Bionics to manufacture, use, and sell the System. Bionics’ employees and consultants may directly assist with the development of the System and the Company will reasonably cooperate with, and reasonably accept the design suggestions of, Bionics’ personnel.

(c) Validation. Upon the due date of each System Milestone, Bionics may test or have the prototype of the System tested to verify compliance with the requirements of the Systems Milestones and Section 9.1.

9.2 Exclusive License. The Company hereby grants to Bionics, upon and subject to all the terms and conditions of this Agreement, an exclusive, fully paid, worldwide license under the Existing Intellectual Property and all Future Intellectual Property, limited to the field of neuromodulation, to make, use, import, lease, and sell the System (the “System License”) until the later of (i) the full payment of the Note Balance or (ii) the full conversion of the Note Balance. For the avoidance of doubt, the System License includes without limitation a sublicense, limited to the field of neuromodulation, of all Existing Intellectual Property and Future Intellectual Property (if any) licensed to the Company under the JHU Agreement, which sublicense Bionics acknowledges and agrees is subject to the terms of the JHU Agreement. Bionics may grant sublicenses, limited to the duration of the System License, under the Existing Intellectual Property and Future Intellectual Property of the System License.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

9.3 Exclusive Negotiation of Subsequent System License. Within five days after the final System Milestone is achieved, the Parties will enter into exclusive negotiations for a license agreement for all or part of the System (the “Subsequent System License”) for a period not to exceed 90 days from the date the Parties enter into negotiations (the “Exclusivity Period”). This right of first negotiation will not obligate either Party to enter into any future agreement or agree upon any particular terms.

9.4 Right of First Refusal. In the event the Parties do not execute and deliver the Subsequent System License within the Exclusivity Period, then, upon the expiration of the Exclusivity Period, the Company may negotiate with other parties. However, for a period of 90 days following the expiration of the Exclusivity Period (the “ROFR Period,” and together with the Exclusivity Period, the “Negotiation Period”), Bionics will have a right of first refusal with respect to any commercial license of the System within the field of neuromodulation. Bionics will have no further rights to obtain a license for or relating to the System upon the expiration of the ROFR Period.

Section 10. LEAD DEVELOPMENT AND LICENSE.

10.1        Lead Development. Working together with Bionics and subject to Section 10.1(c), the Company will provide Bionics with a fully functional prototype of the Lead and demonstrate the proper functionality of the prototype of the Lead to Bionics in an animal or cadaver placed within an MRI machine. The Lead prototype must meet the following objectives (the “Lead Requirements”): [***].

(a) Development Expenses. Bionics will reimburse the Company for all reasonable expenses directly associated with the development of the Lead for Bionics (including, without limitation, costs associated with animal studies and human trials), when the Company submits a request to Bionics for approval prior to incurring such expenses and such expenses are incurred with Bionics’ written approval, provided receipts for such expenses are submitted to Bionics within 30 days after such expenses are incurred. Upon receiving a request for expense authorization from the Company, Bionics will indicate to the Company whether the requested expense is authorized within 15 days for expenses up to $1,000 and within 30 days for expenses over $1,000. Bionics will reimburse the Company within 30 days of receiving reasonably detailed invoices describing the Company’s authorized expenses under this Agreement. The Company will provide those invoices to Bionics within 15 days after the end of each month in which the Company incurs any authorized expense.

(b) Lead Milestones.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(i)	Bionics will pay the Company $100,000 after the Company has successfully created the Lead meeting the Lead Requirements as demonstrated to Bionics’ reasonable satisfaction.

(ii)

Bionics will pay the Company $100,000 after the Company has successfully completed the first live chronic human implantation of the Lead meeting the Lead Requirements as demonstrated to Bionics’ reasonable satisfaction.

(iii)	Bionics will pay the Company $1,000,000 after Bionics has successfully received FDA approval of the Lead meeting the Lead Requirements as demonstrated to Bionics’ reasonable satisfaction.

(c) Performance Obligations; Breach; Damages. In the event that the Company fails to complete each of the milestones of Section 10.1(b) (“Lead Milestones”) by June 30, 2008, and such failure is not the result of Bionics’ failure to reasonably cooperate with the Company in pursuing the Lead Milestones, the Company will be in breach of this Agreement. Upon receiving written notice of breach under this Section 10.l(c) by Bionics, the Company will have 60 days to cure the breach. If the Company fails to cure the breach within 60 days after receiving notice of such breach, the Company will immediately pay Bionics a sum of money equal to (i) all Lead Milestone payments disbursed to date, plus (ii) all expense reimbursements previously paid by Bionics to the Company pursuant to Section 10.1(a), plus (iii) all patent prosecution costs incurred by Bionics under Section 11.2(a) with respect to Patents (defined below) related to the Lead.

10.2        Exclusive License. Concurrently with this Agreement, the Company has granted to Bionics in the License Agreement an exclusive, perpetual, transferable, worldwide license, with right of sublicense, under the Existing Intellectual Property and Future Intellectual Property, to make, use, import, lease, and sell any neuro-related lead, neuro-related lead extension, any other neuro-related lead-type device, or any product related to a neuro-related lead.

Section 11. INTELLECTUAL PROPERTY OWNERSHIP AND PROTECTION.

(a) Intellectual Property Transfer and License during Agreement. The Company hereby assigns and transfers to Bionics all right, title, and interest for all countries in and to all Future Intellectual Property developed before the later of (x) the full payment of the Note Balance or (y) the full conversion of the Note Balance (“Loan Satisfaction Date”). The Company agrees to (i) promptly and fully disclose in writing to Bionics all Future Intellectual Property, (ii) assign all Future Intellectual Property to Bionics and execute all documents necessary to effect that assignment, (iii) assist Bionics as set forth in Section 11.2, at Bionics’ expense, in obtaining foreign and domestic intellectual-property protection on all Future Intellectual Property, (iv) execute all documents necessary to obtain such intellectual-property protection in the name of Bionics, and (v) maintain all information relative to all Future Intellectual Property, as confidential information of Bionics subject to the obligations of confidentiality set forth in this Agreement. Bionics hereby grants to the

Company an exclusive, fully paid, worldwide license, with right to sublicense, under that transferred Future Intellectual Property outside the field of neuromodulation, to make, use, import, lease, and sell any system, method, or apparatus.

(b) Intellectual Property Re-transfer and Cross-License. Bionics hereby agrees to assign and transfer to the Company joint ownership for all countries in and to the transferred Future Intellectual Property promptly after the Loan Satisfaction Date (“Re-Transfer”). Upon Re-Transfer, the transferred Future Intellectual Property will become Intellectual Property that is jointly owned by the Parties (“Joint Intellectual Property”). Effective immediately upon the date of Retransfer, the Company hereby grants to Bionics an exclusive, fully paid, non-transferable, perpetual worldwide license under the Joint Intellectual Property within the field of neuromodulation, with right to sublicense, to make, use, import, lease, and sell any system, method, or apparatus thereunder. Bionics hereby grants to the Company an exclusive, fully paid, non-transferable, perpetual worldwide license under the Joint Intellectual Property outside the field of neuromodulation, with right to sublicense, to make, use, import, lease, and sell any system, method, or apparatus thereunder.

11.2        Patent Prosecution.

(a) Costs. Bionics will pay all foreign and domestic Patent (defined below) prosecution costs and expenses for all patents and applications subject to its sole control as set forth in Section 11.2(b) (“Prosecution Costs”).

(b) Intellectual Property Protection. Bionics will control the prosecution of all foreign and domestic Patents and applications thereof and will take such other legal steps as Bionics will determine in its sole discretion to be necessary to protect Bionics’ rights for all Existing Intellectual Property and Future Intellectual Property or Joint Intellectual Property during the term of any license to Bionics (“Protected Intellectual Property”). The Protected Intellectual Property includes all Existing Intellectual Property and Future Intellectual Property (including all Intellectual Property licensed under the JHU Agreement to the extent permitted under the JHU Agreement) and Joint Intellectual Property. As used in this Section 11.2, “Patents” means any currently issued U.S. or foreign patent or provisional, nonprovisional, or foreign patent application, any reissues, reexaminations, extensions, divisionals, continuations, continuations in part, counterparts, and foreign counterparts thereof. For the avoidance of doubt, Bionics will not be obligated to pay any Prosecution Costs to protect any Intellectual Property if it determines, in its sole discretion, that those Prosecution Costs outweigh the likely benefits to Bionics.

(c) Company Cooperation. The Company will cooperate with Bionics in filing, prosecuting and maintaining applications and taking such other legal steps as set forth in this Section 11.2 and will execute and deliver any documents and instruments in connection therewith which Bionics may request at no additional cost or expense to Bionics.

(d) Company Inspection and Intervention. The Company will have the right upon reasonable notice and reasonable request to inspect, at the Company’s sole expense and discretion, the prosecution documents and strategy of Bionics with respect to the

Protected Intellectual Property. If the Company desires to file and prosecute any patent application in any country that Bionics determined was not worthwhile to protect Bionics’ rights, the Company may provide Bionics with a reasonable written request to file and prosecute such patent application (“Prosecution Request”). Bionics will have 30 days to fulfill the Prosecution Request. If Bionics fails to complete the Prosecution Request after 30 days of receiving the Prosecution Request, the Company may independently file and prosecute the patent application of the Prosecution Request, and the Company will bear all Prosecution Costs and will control the remainder of the prosecution for the patent application of the Prosecution Request.

11.3 Warranty Regarding Third Party Collaborators. The Parties warrant that all individuals, including without limitation employees and consultants, authorized, invited, or otherwise involved by the Parties, their employees, or consultants, to assist in the development of the System or Lead, have assigned to the relevant Party or have a legal obligation to assign to the relevant Party all their rights to any Intellectual Property related to, arising from, or based on the development of the System or Lead.

11.4 Infringement. Both the Company and Bionics will notify the other of any perceived infringement. [***] will defend against infringement by a third party all Existing Intellectual Property (including all intellectual property licensed under the JHU Agreement to the extent permitted under the JHU Agreement), Future Intellectual Property and Joint Intellectual Property under which Bionics holds a license from the Company; provided, however, that [***] will have the right, but not the obligation, to participate in the institution and prosecution of any such infringement suit on terms that are fair and equitable to both Parties. If [***] does not institute an infringement suit within 60 days after [***] written request that it do so, [***] may institute and prosecute such lawsuit.

(a) Costs. [***] will pay all costs, fees, and expenses associated with an infringement action initiated and prosecuted [***]. [***] will pay all costs, fees, and expenses associated with an infringement action initiated and prosecuted [***]. The costs, fees, and expenses associated with an infringement action initiated and prosecuted by both Parties shall be allocated to, and paid by, each Party in a fair and equitable manner mutually determined by the Parties.

(b) Recovery. Any recovery obtained in an action initiated and prosecuted [***]. Any recovery obtained in an action initiated and prosecuted [***]. Any recovery obtained in an action initiated and prosecuted by both Parties as contemplated above will be distributed to the Parties in a fair and equitable manner mutually determined by the Parties.

(c) Cooperation. Each Party agrees to fully cooperate with the other in the prosecution of any such suit at no additional expense to that cooperating Party.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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11.5 Publication and Authorship. The Company will have the right to author, to publish and to retain or transfer copyright to scientific reports describing the methods and results of any or all Intellectual Property licensed to Bionics, provided that the manuscripts for such reports are made available to Bionics at least ninety days before publication or submission to a journal so that Bionics can take any steps deemed necessary to protect Intellectual Property disclosed in said manuscripts and articles and provided that such reports include an Acknowledgement stating that the studies were conducted with the financial and technical support of Bionics.

11.6        Confidentiality.

(a) Definition. “Confidential Information”, as used in this Agreement, will include all confidential or proprietary data or information disclosed by either Party to the other Party in writing, orally, or by drawing or other form pursuant to this Agreement or any of the Concurrent Agreements.

(b) Non-Disclosure. To the extent that Confidential Information is shared between the Parties, the receiving Party agrees that it will not disclose any Confidential Information to any third party and, during the term of any license granted to Bionics under this Agreement and for a period of three (3) years thereafter, without the prior written consent of the disclosing Party, will not use Confidential Information of the disclosing Party for any purpose other than for the performance of the rights and obligations hereunder. The receiving Party further agrees that, except as otherwise expressly provided in this Agreement, Confidential Information will remain the sole property of the disclosing Party and that it will take all reasonable precautions to prevent any unauthorized disclosure of Confidential Information by its employees, affiliates, and consultants. No license will be granted by the disclosing Party to the receiving Party with respect to Confidential Information disclosed hereunder unless otherwise expressly provided herein. The non-disclosure obligations of this Section 11.6(b) will not apply to information that: (i) is known to the receiving Party at the time of disclosure or becomes known to the receiving Party without breach of this Agreement (as shown in the receiving Party’s written records); (ii) is or becomes publicly known through no wrongful act of the receiving Party or any affiliate of the receiving Party; (iii) is rightfully received from a third party without restriction on disclosure; (iv) is independently developed by the receiving Party or any of its affiliates; (v) is furnished to any third party by the disclosing Party without restriction on its disclosure; (vi) is approved for release upon a prior written consent of the disclosing Party; or (vii) is disclosed pursuant to judicial order, requirement of a governmental agency or as otherwise required by law (in which case the receiving Party will notify the disclosing Party before the receiving Party’s disclosure and cooperate with the disclosing Party in the disclosing Party’s attempts to seek a proper protective order).

(c) Exchange of Confidential Information. Upon the request of the disclosing Party at any time after the Loan Satisfaction Date, the receiving Party will promptly return all Confidential Information, in whatever form, furnished hereunder and all copies thereof, excluding any information that the receiving Party needs to retain for purposes of meeting its obligations under this Agreement or expressly has the right to retain under this

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Agreement. With the exception of the prototypes provided to Bionics, in accordance with this Agreement, each Parties will retain custody and ownership of any specimens and original data disclosed to the other Party and will exercise due care in preserving such specimens and original data in a manner consistent with current standards of scientific conduct. The Company will provide Bionics with complete and timely reports and scientific analyses of such data and will make specimens and original data available for inspection by representatives of Bionics at Bionics’ request.

(d) Publicity. The Parties agree that all publicity and public announcements, or other disclosure to any third party, concerning the formation, existence, and content of this Agreement will be jointly planned and coordinated by and among the Parties. Neither Party will disclose any information concerning the formation, existence, and content, including without limitation the specific terms, of this Agreement to any third party without the prior written consent of the other Party, which consent will not be withheld unreasonably. Notwithstanding the foregoing, any Party may disclose information concerning this Agreement as required by the laws, rules, orders, regulations, subpoenas, or directives of a court, government, or governmental agency, after giving prior notice to the other Party.

(e) Breach. If a Party breaches any of its obligations with respect to confidentiality and unauthorized use of Confidential Information as set forth in this Agreement, the non-breaching Party will be entitled to equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as money damages notwithstanding anything to the contrary contained herein.

Section 12.        Termination of Licenses.

The Parties are entitled to enjoy the benefits of each license granted pursuant to the License Agreement and Sections 9, 10, and 11, and the termination of any one license is not a termination of any other license even if such licenses grant similar rights.

Section 13.        Consent by JHU.

Pursuant to a letter dated as of December 27, 2005, a copy of which has been received by Bionics, JHU consented to the collateral assignment to Bionics, and the grant to Bionics of a security interest in, all of the Company’s right, title and interest in and to the JHU Agreement.

[The remainder of this page has been left intentionally blank]

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In Witness Whereof, the undersigned have executed this Agreement as of the date first written above.

BIONICS:

ADVANCED BIONICS CORPORATION

By:	/s/ Jeffrey H. Greiner
Jeffrey H. Greiner
Its: President and Co-Chief Executive Officer

COMPANY:

SURGI- VISION, INC.

/s/ Kimble L. Jenkins
By:	Kimble L. Jenkins
Its: President

[Signature Page to System and Lead Development and Transfer Agreement]

Schedule 4.2-1

SCHEDULE 4.2

CAPITALIZATION

A capitalization table is set forth on the following page.

As of the date of this Agreement, options to purchase an aggregate of 1,375,000 shares of the Company’s Common Stock are outstanding.

The Company has issued convertible promissory notes in the aggregate principal amount of $300,000. Such promissory notes are convertible into, among other things, shares of the Company’s equity securities (of the type, kind and character sold by the Company in a minimum equity financing) and warrants to purchase shares of the Company’s Common Stock.

Pursuant to that certain First Amended and Restated Stockholders’ Agreement dated April 30, 2004, among the Company, Dara BioSciences, Inc. (“Dara”), JHU and the other stockholders party thereto, Dara has the right to maintain its then current ownership percentage of the Company (determined on a fully diluted basis) upon the issuance of new securities, subject to customary exceptions. Dara has waived its percentage maintenance right with respect to the Note and any Conversion Shares issued upon conversion thereof.

Schedule 4.2-1

SCHEDULE 4.3

AUTHORIZATION

JHU’s consent is required for the Company to collaterally assign, and to grant a security interest in, the Company’s right, title and interest in and to the JHU Agreement. However, the Company has obtained JHU’s consent.

Exhibit 4.3-1

SCHEDULE 4.8

INTELLECTUAL PROPERTY

The Company is not a party to any license agreement other than the JHU Agreement.

Pursuant to the JHU Agreement, JHU has the retained right to make, have made, provide and use for its and The Johns Hopkins Health Systems’ internal, non-commercial research purposes “Licensed Products” and “Licensed Services” (as such terms are defined in the JHU Agreement).

Patents supported by federal funding are subject to the rights, conditions and limitations imposed by U.S. law (see U.S.C. § 202 et seq.).

Exhibit 4.8-1

SCHEDULE 4.14

MATERIAL CONTRACTS

(a)(i)

Consulting Agreement dated January 22, 2004 between the Company and Neuromodulation Specialists, LLC

Employment Agreement dated September 1, 2004 between the Company and Kimble Jenkins

Consulting Agreement dated April 19, 2004 between the Company and Charles P. Steiner

Consulting and Finder’s Agreement dated October 14, 2005 between the Company and James Terwilliger

Consulting Agreement dated November 1, 2005 between the Company and Paul Bottomley

Consulting Agreement dated November 1, 2005 between the Company and Parag Karmarkar

Consulting Agreement dated November 1, 2005 between the Company and Ergin Atalar

The JHU Agreement

The Lead License

(a)(ii)

Promissory note made by the Company in favor of Trust One Bank in the principal amount of $690,000.

The Company has issued convertible promissory notes in the aggregate principal amount of $300,000 (the “Convertible Notes”).

(a)(iii)

None

(a)(iv)

The Convertible Notes

The Company’s Stock Option Plan

Exhibit 4.14-1

As of the date of this Agreement, options to purchase an aggregate of 1,375,000 shares of the Company’s Common Stock are outstanding. Such options were awarded pursuant to individual grant agreements.

Consulting Agreement dated January 22, 2004 between the Company and Neuromodulation Specialists, LLC

Employment Agreement dated September 1, 2004 between the Company and Kimble Jenkins

The First Amended and Restated Stockholders’ Agreement dated April 30, 2004, among the Company, Dara BioSciences, Inc., JHU and the other stockholders party thereto.

(a)(v)

None

(a)(vi)

None

(a)(vii)

The JHU Agreement

(a)(viii)

None

(a)(ix)

Consulting Agreement dated January 22, 2004 between the Company and Neuromodulation Specialists, LLC

Employment Agreement dated September 1, 2004 between the Company and Kimble Jenkins

Consulting Agreement dated April 19, 2004 between the Company and Charles P. Steiner

Consulting and Finder’s Agreement dated October 14, 2005 between the Company and James Terwilliger

Consulting Agreement dated November 1, 2005 between the Company and Paul Bottomley

Consulting Agreement dated November 1, 2005 between the Company and Parag Karmarkar

Consulting Agreement dated November 1, 2005 between the Company and Ergin Atalar

Exhibit 4.14-2

(a)(x)

None

(a)(xi)

None

(a)(xii)

Second Amended and Restated Investor Rights’ Agreement dated April 30, 2004, by and among the Company and certain of its stockholders

Exhibit 4.14-3

EXHIBIT A

FORM OF CONVERTIBLE NOTE

Begins on the following page

A-1

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) HAS BECOME EFFECTIVE WITH RESPECT THERETO OR (II) RECEIPT BY THE COMPANY AT LENDER’S SOLE COST AND EXPENSE OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER AND THAT SUCH ISSUANCE IS NOT IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND WILL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

MULTIPLE ADVANCE

SECURED CONVERTIBLE PROMISSORY NOTE

Up to $1,500,000	December 30, 2005

1.        Principal. For value received, SURGI-VISION, INC., a Delaware corporation (“Company”), promises to pay to ADVANCED BIONICS CORPORATION, a Delaware corporation (“Lender”), at its office at 25129 Rye Canyon Loop, Valencia, California 91355, or at such other place as Lender may from time to time designate in writing, the principal sum specified on the Schedule of Advances attached to this Note, together with accrued interest from the date of disbursement on the unpaid principal of this Note at the rate set forth in Section 3 hereof. Lender hereby authorizes and directs Company to deliver this Note to Lender’s address set forth at the beginning of this Note. Initially capitalized terms used herein without definition are defined in that certain System and Lead Development and Transfer Agreement (the “Development Agreement”) of even date herewith between Company and Lender.

2.        Maturity Date. Unless Lender has previously exercised its Conversion Right (as defined below), the unpaid principal balance of this Note (plus any interest, fees, and other amounts owing under this Note) (collectively, the “Note Balance”) is due and payable in full on the Maturity Date. The “Maturity Date” is the earliest of (A) the last day of the Negotiation Period or (B) December 31, 2007, regardless of any extensions of the Negotiation Period that Company and Lender may mutually agree on, or (C) the date of an occurrence of an Event of Default. If the Maturity Date falls on a day that is not a business day, payment of the unpaid principal of this Note must be made on the next succeeding business day and such extension of time will be included in computing any interest in respect of such payment.

3.        Interest Rate.

      (a)            This Note bears simple interest at the rate of 0% per annum on its unpaid principal amount from the Closing Date to five days after the Maturity Date. This Note bears simple interest at the rate of 20% per annum (or the highest rate permitted by law, whichever is less) (the “Default Rate”) on any unpaid principal balance of this Note from five business days after the Maturity Date until the actual date that the entire Note Balance is satisfied (either by (i) Company paying the entire Note Balance in cash, (ii) Lender electing in its sole discretion to convert the entire Note Balance into Conversion Shares (as defined below), or (iii) Lender electing in its sole discretion to convert part of the Note Balance into Conversion Shares and Company paying the entire remaining Note Balance in cash).

      (b)            All payments of principal and interest due under this Note must be made without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts must be paid by Company. Company will pay the amounts necessary such that the gross amount of the principal and interest received by Lender is not less than that required by this Note. If Company is required by law to deduct any such amounts from or in respect of any principal or interest payment under this Note, then (i) the sum payable to Lender will be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this provision) Lender receives an amount equal to the sum it would have received had no deductions been made, (ii) Company will make such deductions, and (iii) Company will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Company will pay all stamp and documentary taxes. If, notwithstanding the foregoing, Lender pays such taxes, Company will reimburse Lender for the amount paid. Company will furnish Lender official tax receipts or other evidence of payment of all taxes.

      (c)            Throughout the term of this Note, interest will be calculated on the basis of a 360-day year and will be computed for the actual number of days elapsed in the period for which interest is charged. If any payment of interest to be made by Company under this Note becomes due on a day which is not a business day, such payment must be made on the next succeeding business day and such extension of time will be included in computing the interest due in respect of such payment.

4.        Conversion.

      (a)             Conversion at Lender’s Option. At any time beginning on the Maturity Date and ending five business days after Company’s payment in full of the Note Balance, Lender will have the right, in Lender’s sole discretion, to convert this Note, in whole or in part (the “Conversion Right”) into the number of Conversion Shares obtained by the calculations of Section 4(b)(i) or Section 4(b)(ii), as applicable. If Lender exercises the Conversion Right after Company’s payment in full of the Note Balance, Lender will return to Company that part of the Note Balance that Lender is electing to convert to Conversion Shares within five business days of Lender’s receipt of Company’s payment in full of the Note Balance.

“Conversion Shares” means the aggregate number of fully paid and nonassessable shares of the Common Stock of Company, par value $0.001 per share (“Common Stock”) into which Lender has elected to convert all or part of the Note Balance.

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      (b) Pricing Terms.

(i)

Conversion Calculation without Subsequent System License. If Company and Lender have not executed and delivered the Subsequent System License, the number of Conversion Shares will be determined by dividing (A) the amount of the Note Balance to be converted by (B) the lesser of (I) the 10% Conversion Price (as defined below) or (II) if Company consummates a sale of any of its equity securities after the Closing Date (for the avoidance of doubt, a “sale” of equity securities will not include equity securities issued pursuant to the acquisition of another entity by Company by merger, purchase of all or substantially all of the assets, or other reorganization whereby Company becomes the owner of more than 50% of the voting power of such entity, equity securities issued pursuant to the conversion or exercise of any convertible securities, options or warrants, or equity securities (including derivatives) granted, issued or issuable to employees, officers, directors or consultants pursuant to plans or agreements approved by Company’s board of directors), whether in a single or multiple closings or financings, the average price per share paid for such securities by the purchasers thereof. The term “10% Conversion Price” means, as of a given date, the price per share determined by dividing $1,500,000 by 10% of Company’s Fully Diluted Shares (as defined below). The term “Fully Diluted Shares” means, as of a given date, the total number of shares of Common Stock (a) issued and outstanding, (b) issuable upon the exercise of any and all outstanding options, warrants and rights to acquire shares of Common Stock, or upon the conversion of any and all outstanding securities convertible into shares of Common Stock, whether then vested, exercisable or convertible, and (c) authorized and issuable by the Company under any stock option or other equity compensation plan approved by the Company’s board of directors other than those shares subject to outstanding options, warrants or other similar rights described in the preceding clause (b).

(ii)

Conversion Calculation with Subsequent System License. If Company and Lender have executed and delivered the Subsequent System License, the number of Conversion Shares will be determined by dividing (A) the amount of the Note Balance to be converted by (B) the lesser of (I) the 5% Conversion Price (as defined below) or (II) if Company consummates a sale of any of its equity securities after the Closing Date (for the avoidance of doubt, a “sale” of equity securities will not include equity securities issued pursuant to the acquisition of another entity by Company by merger, purchase of all or substantially all of the assets, or other reorganization whereby Company becomes the owner of more than 50% of the voting power of such entity, equity securities issued pursuant to the conversion or exercise of any convertible securities, options or

3

warrants, or equity securities (including derivatives) granted, issued or issuable to employees, officers, directors or consultants pursuant to plans or agreements approved by Company’s board of directors), whether in a single or multiple closings or financings, the average price per share paid for such securities by the purchasers thereof. The term “5% Conversion Price” means, as of a given date, the price per share determined by dividing $1,500,000 by 5% of Company’s Fully Diluted Shares.

      (c)             Conversion Procedure.

(i)

In order to convert all or any part of the Note Balance, Lender will deliver to Company a written notice stating (A) that Lender has elected to convert all or part of the Note Balance and (B) the amount of the Note Balance to be converted (the “Conversion Notice”).

(ii)

Within five business days after receipt of the Conversion Notice, Company will deliver to Lender a certificate for the number of Conversion Shares issuable upon the conversion; provided that Company will not issue any fractional Conversion Shares. In lieu of Company issuing any fractional shares to Lender or its designees upon conversion, Company will pay to Lender the unconverted amount of the Note Balance specified in the Conversion Notice, such payment to be in the form of a wire transfer or check payable to Lender. Each conversion will be deemed to have been effected immediately before the close of business on the date on which this Note is given to the Company pursuant to Section 14 of this Note. Upon conversion of the entire Note Balance, Company will be forever released from all its obligations and liabilities under this Note.

      (d)            Changes in Common Stock. If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or by any other means, appropriate adjustment will be made by Company and Lender to the price at which Conversion Shares are issued and the other provisions of this Note, as may be required, so that the rights and privileges granted hereby will continue with respect to the Conversion Shares as so changed.

      (e)            Access and Information. Subject to the confidentiality provisions in the Development Agreement, Company will afford to Lender and its accountants, counsel and other representatives full access, upon reasonable request, upon reasonable prior notice and during normal business hours, to all of Company’s properties, books, accounts, records, contracts, and personnel and, Company will, and will cause its accountants, counsel and other representatives to furnish promptly to Lender and its representatives all information concerning Company’s business, properties and personnel, in each case as Lender or its representatives reasonably requests for the purpose of evaluating the merits and risks of an

4

investment in Conversion Shares in the event Lender may desire to exercise its Conversion Right; provided, however, that Company reserves the right to withhold any information if access to such information could adversely affect the attorney-client privilege between Company and its counsel.

      (f)             Conversion Shares. Until such time as the Conversion Shares are registered under the Securities Act of 1933, Company will instruct its transfer agent to enter stop transfer orders with respect to such shares and the certificates representing such shares will be endorsed with the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE “BLUE SKY” OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED, DISTRIBUTED OR OTHERWISE DISPOSED OF UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SALE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT IS AVAILABLE, AND IF AN EXEMPTION IS AVAILABLE, THE COMPANY RECEIVES AN OPINION OF COUNSEL AT THE HOLDER’S SOLE COST AND EXPENSE STATING THAT SUCH OFFER, SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION, DISTRIBUTION OR OTHER DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND OTHER LAWS. THE RESTRICTIONS CONTAINED HEREIN ARE BINDING ON THE HOLDER HEREOF AND HIS SUCCESSORS AND ASSIGNS.”

5.        Schedule of Advances. Lender will, and is hereby authorized by Company to, note on the Schedule of Advances annexed to this Note and constituting a part of this Note, the date and amount of each advance, payment or prepayment of all or any portion of the principal sum. Absent manifest error, such notations are conclusive and binding as to the aggregate unpaid principal sum and all other information; provided, however, the failure of Lender to make such a notation will not limit or otherwise affect the obligation of Company to repay the outstanding principal amount or any interest accrued or accruing thereon or any other amount payable by Company to Lender hereunder.

6.        Prepayment. Prior to the Maturity Date, Company, in its sole discretion, may prepay all or any portion of the Note Balance at any time, provided that (i) Company will give Lender not less than a 30-day prior written notice of its intention to prepay an amount specified in such notice on the date set forth in the notice, and (ii) notwithstanding any provision hereof to the contrary, Lender will have the right before the anticipated prepayment date set forth in the notice to exercise its Conversion Right, under the pricing terms contained in Section 4(b)(i) of this Note, to convert all or part of the amount to be prepaid into Conversion Shares, in which case the prepayment notice will have no further force or effect regarding the amount to be converted.

7.        Lawful Money. Principal and interest are payable in lawful money of the United States of America.

5

8.        Applications of Payments; Late Charges.

      (a)            Payments received by Lender hereunder will be applied first to costs and expenses, then to interest and finally to principal unless Lender elects otherwise in its sole discretion.

      (b)            If any payment of principal or interest is not paid when due, such late payment will bear interest at the Default Rate from the day such payment was due until it is paid. In addition, if any payment is five or more days overdue, Lender will have the option to assess a late charge of $0.03 cents for each dollar so overdue. In connection therewith, Company and Lender agree as follows:

(i)

Because of such late payment, Lender will incur certain costs and expenses including, without limitation, administrative costs, collection costs, loss of interest, and other direct and indirect costs in an uncertain amount;

(ii)	It would be impractical or extremely difficult to fix the exact amount of such costs in such event;

(iii)	The late charge is a reasonable and good faith estimate of such costs; and

(iv)

Such late charge will constitute liquidated damages caused by such failure to make a payment of interest or principal when due but only to the extent such late charge is assessed by Lender, paid by Company and accepted by Lender and only upon the condition that such failure is completely cured concurrently with such payment.

The application of the Default Rate or the assessment of a late charge to any such late payment as described in this Section 8(b) will not be interpreted or deemed to extend the period for payment or otherwise limit any of Lender’s remedies under this Note, the Security Agreement, the Development Agreement, or the License Agreement.

9.        Security. This Note is a secured obligation of Company as set forth in the Security Agreement of even date herewith between Company and Lender (the “Security Agreement”).

10.        Covenants of Company.

      (a)            Use of Loan Proceeds. Company covenants and agrees that it will use the proceeds of this Note only (i) to pay the second installment in the amount of $124,052.60 (including accrued interest, fees, and related amounts) due on December 1, 2005, and the third installment in the amount of $120,355.03 (including accrued interest, fees, and related amounts) due on March 1, 2006, under that certain promissory note made by the Company in favor of Trust

6

One Bank of 1715 Aaron Brenner Dr., Memphis, Tennessee 38120 in the principal amount of $690,000 due December 1, 2006 (the “Trust One Bank Note”), (ii) to pay direct costs and expenses associated with the development of the System and/or the Lead and (iii) to pay to Bass, Berry & Sims, PLC and Myers Bigel Sibley & Sajovec an aggregate amount no greater than $40,000 to cover Company’s actual costs and expenses associated with the negotiation and documentation of this Note, the Security Agreement, the Development Agreement, the License Agreement and the Other Agreements. Company acknowledges that some costs and expenses incurred by Company, such as salaries and consulting fees, may relate both to the development of the System and/or the Lead and to other activities of Company. With respect to such costs and expenses, Company will determine, subject to Lender’s approval, which will not be unreasonably withheld, which percentage of the cost or expense is associated with the development of the System and/or the Lead, for which Company will be permitted to use proceeds of this Note, and which percentage is associated with other activities of Company, for which Company will not be permitted to use proceeds of this Note.

      (b)            No Senior Debt. So long as this Note is outstanding, Company will not incur on or after the Closing Date any indebtedness for borrowed money that is not expressly subordinated to this Note, without the prior written consent of Lender. For the avoidance of doubt, the phrase “indebtedness for borrowed money” will not include ordinary-course obligations to trade creditors.

      (c)            No Liens or Encumbrances. So long as this Note is outstanding, without the prior written consent of Lender, Company will not (a) pledge or otherwise encumber or permit the encumbrance of any of its assets, including the Collateral (as defined in the Security Agreement); (b) merge or consolidate with any entity, or dissolve; (c) declare, make or pay any distribution or dividend to its stockholders; (d) sell, lease or otherwise dispose of all or any substantial portion of its assets; or (e) engage in any business other than that in which it is presently engaged. Lender may grant or withhold its consent in its sole discretion. Any grant of that consent will give the Lender the right to exercise the Conversion Right for all or any part of the Note Balance under the pricing terms contained in Section 4(b)(i).

11.        Defaults and Remedies.

      (a)            Events of Default. Each of the following events constitutes an event of default (“Event of Default”):

(i)

if any representation or warranty made by Company in this Note, the Security Agreement, the Development Agreement, the License Agreement or in any report, certificate, financial statement or other instrument furnished in connection with this Note, is false, inaccurate or misleading in any material respect when made or when deemed made hereunder.

(ii)	any default in the payment of any principal or interest under this Note within five days after date when due hereunder, whether upon the Maturity Date or by acceleration or otherwise;

7

(iii)

any default by Company in the prompt and complete fulfillment of any of its covenants and obligations under this Note, the Security Agreement, the Development Agreement, the License Agreement, or any and all other agreements and documents executed and delivered in connection herewith or therewith (the “Other Agreements”) (other than those covenants and obligations referred to in clause (ii) above or clause (vi) below), if such default is not remedied within 15 days after an officer of Company becomes aware of the factual circumstances giving rise to such default;

(iv)

if Company: (A) applies for or consents to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, (B) admits in writing its inability to pay its debts as they mature, (C) makes a general assignment for the benefit of creditors, (D) is adjudicated as bankrupt or insolvent or is the subject of an order for relief under Title 11 of the United States Code, or any successor thereto, or (E) files a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, moratorium, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (F) takes or permits to be taken any action in furtherance of or for purpose of effecting any of the foregoing;

(v)

if any order, judgment or decree will be entered, without the application, approval or consent of Company, by any court of competent jurisdiction, approving a petition seeking reorganization of Company, or appointing a receiver, trustee, custodian or liquidator of Company, or of all or any substantial part of its assets, and such order, judgment or decree will continue unstayed and in effect for any period of 60 days;

(vi)	if the Company fails to meet, by the required date, any System Milestone or Lead Milestone, which failure is not remedied within 15 days following Lender’s written notice to Company; or

(vii)

in the event Lender reasonably believes that Company will be unable to perform its obligations under this Note, Lender may request in writing reasonable assurances of further performance from Company. If, within 15 days from such written request, Company fails to give such assurances reasonably showing its ability to perform, Lender may declare an Event of Default. For avoidance of doubt, Lender’s reasonable belief of Company’s inability to perform its obligations under this Note must be based on a fact or circumstance that occurs or changes after the date of this Note and results in a material adverse effect upon

8

the Company’s financial condition. The foregoing is without any derogation of rights under applicable law to demand further assurances and address anticipatory breaches.

      (b)             Remedies.

(i)

Upon the occurrence of any Event of Default, and at all times thereafter during the continuance of an Event of Default: (a) this Note will, in Lender’s sole discretion and upon Lender’s written notice to Company, become immediately due and payable, as to principal and interest, without presentment, demand, protest, notice or other requirement of any kind, all of which are hereby expressly waived, anything contained herein or in this Note to the contrary notwithstanding (except in the case of any event described in Sections ll(a)(iv) and (v) of this Note, the occurrence of which will automatically effect acceleration, regardless of any action or forbearance in respect of any prior or ongoing default or Event of Default which may be inconsistent with such automatic acceleration), (b) Lender may file suit against Company on this Note and/or seek specific performance or injunctive relief thereunder (whether or not a remedy exists at law or in equity); and (c) Lender will have the right to seek to exercise any and all remedies as it may determine in its discretion (without any requirement of marshalling of assets, or other such requirement) that may be available at law or in equity.

(ii)

Lender’s rights, remedies and powers, as provided in this Note and the Security Agreement are cumulative and concurrent and may be pursued singly, successively or together against this Company, the Collateral (as defined in the Security Agreement) and any other security given at any time to secure the payment of this Note, all at the sole discretion of Lender. Additionally, Lender may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in Lender’s sole discretion. Failure of Lender at any one time, for a period of time or on more than one occasion, to exercise any of its rights or remedies hereunder or at law or in equity will not constitute a waiver of the right to exercise the same right or remedy at any time thereafter. Any and all waivers must be in writing to be effective.

(iii)

If any suit or action is instituted or attorneys are employed to enforce any of the obligations of this Note, the non-prevailing party hereby promises and agrees to pay all reasonable costs, including reasonable attorneys’ fees and court costs incurred by the prevailing party.

9

12.        Subordination. Lender and Company agree and acknowledge that the indebtedness evidenced by this Note is neither subordinate nor subject in right of payment to any other indebtedness issued to third parties.

13.        Interest Rate Limitation. It is the intent of Company and Lender in the execution of this Note and all other instruments securing this Note that the loan evidenced hereby be exempt from the restrictions of the usury laws of the State of California. In the event that, for any reason, it should be determined that the California usury law is applicable to the Loan, Lender and Company stipulate and agree that none of the terms and provisions contained herein or in any of the other Credit Documents will ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of California. In such event, if any holder of this Note collects monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of California, all such sums deemed to constitute interest in excess of such maximum rate will, at the option of Lender, be credit.

14.        Notices. All notices, requests, demands and other communications which are required to be or may be given under this Note to a party by the other party must be in writing and will be deemed to have been duly given (a) immediately if delivered in person, (b) the day following dispatch by a nationally recognized overnight courier service (such as Federal Express or UPS, etc.) for next day delivery, (c) five days after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the Party to whom the same is so given or made, or (d) upon confirmation of receipt, if by facsimile. Any notice or other communication given hereunder will be addressed to the Company, at 200 N. Cobb Parkway, Suite 140, Marietta, Georgia 30062-3585, Attention: John C. Thomas, Jr., Fax (770) 424-8236, with a copy to Kimble L. Jenkins, 50 North Front St., 19th Floor, Memphis, Tennessee 38103, Fax (901) 579- 4979, , or to Lender at the address indicated at the beginning of this document, Attention: General Counsel, Fax (661) 362-4712.

15.        Counterparts. This Note may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

16.        Headings. All headings are inserted for convenience of reference only and will not affect the meaning or interpretation of any such provisions or of this Note, taken as an entirety.

17.        Severability. If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Note to be invalid or unenforceable, such holding will in no way affect the validity of the remainder of this Note.

18.        Changes, Waivers, Etc. Neither this Note nor any provision of this Note may be changed, waived, discharged or terminated orally, but rather may only be changed by a statement in writing signed by the Party against which enforcement of the change, waiver, discharge or

10

termination is sought. It is agreed that a waiver by either Lender or Company of a breach of any provision of this Note will not operate, or be construed, as a waiver of any subsequent breach by that same party.

19.        Governing Law. This Note will be governed by and construed in accordance with the laws of the State of California. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Note will be adjudicated before a court located in Los Angeles, California and they hereby submit to the exclusive jurisdiction of the courts of the State of California located in Los Angeles, California and of the federal courts in the Central District of California with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Note or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned will furnish in writing to the other.

20.        Entire Agreement. This Note, the Security Agreement, the Development Agreement, the License Agreement and the Other Agreements set forth the entire agreement and understanding between Lender and Company as to this subject matter and incorporates and supersedes all prior discussions, agreements and understandings of any and every nature among them.

21.        Further Assurances. Lender and Company agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Note.

22.        Successors and Assigns. The terms and conditions of this Note will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Note, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Note, except as expressly provided in this Note. This Note is non-negotiable. Neither Company nor Lender may assign or otherwise transfer this Note without the prior written consent of the other party.

23.        Relationship of Parties. In all matters relating to this Note, no party will have any right, power or authority to create any obligation, express or implied, on behalf of any other party. Nothing in this Note is intended to create or constitute a joint venture or a partnership between the parties hereto.

[SIGNATURES APPEAR ON NEXT PAGE]

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IN WITNESS WHEREOF, Company has signed this Note and delivered this Note to Lender as of the date first written above.

COMPANY:	SURGI- VISION, INC.,
a Delaware corporation

By:
Name:
Title:

S-1

SCHEDULE OF ADVANCES

Date	Amount of Principal Advanced	Unpaid Principal Balance	Amount Paid	Notation Made By
01/04/06	$250,000	$250,000	–	Initial Advance

Appendix A

EXHIBIT B

DEFINITION OF ACCREDITED INVESTOR

Pursuant to Rule 501(a) of the Securities Act of 1933, as amended, the term “accredited investor” will have the meaning indicated below:

a.

Accredited investor. “Accredited investor” will mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

1.

Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2.	Any private business development company as defined in section 202(a)22 of the Investment Advisers Act of 1940;

3.

Any organization described in section 501(c)3 of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4.	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

B-1

5.	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

6.

Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7.

Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) and

8.	Any entity in which all of the equity owners are accredited investors.

B-2

EXHIBIT C

SYSTEM MILESTONES

The Systems Milestones are as follows:

1.

The Company will successfully develop and demonstrate, in the brain of an animal or cadaver placed within an MRI machine, a fully functional probe meeting the System Requirements as demonstrated to Bionics’ reasonable satisfaction by June 30, 2006.

2.

The Company will successfully acquire or develop, and demonstrate, in an MRI machine, a fully functional prototype of a frameless head mount meeting the System Requirements as demonstrated to Bionics’ reasonable satisfaction by September 30, 2006. If the Company acquires the prototype from a third party, Bionics must have reached a manufacturing supply agreement with the third party by September 30, 2006 in order for this System Milestone to be considered achieved. Alternatively, Bionics may provide written notice to the Company that this System Milestone is achieved even without a manufacturing supply agreement with the third party.

3.

The Company will successfully develop and demonstrate in an MRI machine a fully functional cannula that is compatible and integrated with the frameless head mount and the probe and that meets the System Requirements as demonstrated to Bionics’ reasonable satisfaction by December 31, 2006.

4.

The Company will successfully develop and demonstrate the entire System in a sterile environment within an MRI machine meeting the System Requirements as demonstrated to Bionics’ reasonable satisfaction and in accordance with all applicable laws, regulations, and industry standards relevant to a sterile MRI DBS environment by March 31, 2007.

5.

The Company will successfully develop and demonstrate, in the brain of an animal or cadaver placed within an MRI machine, a fully functional prototype of the entire System meeting the System Requirements as demonstrated to Bionics’ reasonable satisfaction by March 31, 2007.

C-1

EXHIBIT D

TECHNOLOGY LICENSE AGREEMENT

Begins on the following page

D-1

TECHNOLOGY LICENSE AGREEMENT

THIS AGREEMENT (“Agreement”) is made effective as of December 30, 2005 (the “Effective Date”) and entered into by and between Surgi-Vision, Inc., a Delaware corporation (“Licensor”) and Advanced Bionics Corporation (“Licensee”) (individually, a “Party” and collectively, the “Parties”).

BACKGROUND

The Parties have entered into a Lead System and Lead Development and Transfer Agreement (the “Development Agreement”) and other agreements (“Other Agreements”) referenced therein concurrent with this Agreement wherein the Parties have agreed to develop technology relating to a neuromodulation or deep brain stimulation lead that may be safely reside within a patient who is placed within a magnetic resonance (“MR”) machine (“Lead”).

Licensor is the sole owner and exclusive licensee of certain confidential and proprietary technology relating to the Lead (“Existing Technology”).

Licensor desires to have the Existing Licensed Technology further developed and commercialized (the “Future Technology”) and is willing to grant a license to any Future Technology to which Licensor has any right or interest in exchange for the cooperation and other forms of consideration of Licensee set forth in the Other Agreements and set forth as royalty payments in this Agreement.

Licensee desires to acquire an exclusive license under the Licensed Technology (defined below).

AGREEMENT

The Parties agree as follows:

1.  DEFINITIONS.

A.        “Affiliate” of a person or entity is a person or entity controlling, controlled by or under common control with the person or entity specified, directly or indirectly by any means whatsoever. “Controlling”, “controlled” or “control” means owning greater than 50% of the voting equity interests of a person or entity, either directly or indirectly through other entities in which it has such an interest, or otherwise having the power to direct the management of that person or entity.

B.        The “Existing Technology” and the “Future Technology” are referred to collectively as the “Licensed Technology” and include without limitation all intellectual property such as patents, trademarks, service marks, trade names, copyrights, know-how, trade secrets, licenses, information and proprietary rights and processes owned by or licensed to Licensor relating in any way to a neuro-related lead, neuro-related lead extension, neuro-related lead-type device, or the “Lead”, “Lead Requirements”, or “Lead Milestones” defined in the Development Agreement, including without limitation the intellectual property licensed to the Licensor under the License Agreement by and between the Licensor and the Johns Hopkins University (“JHU”) on or around June 30, 1998 and all other appendices, addenda, amendments, and agreements related thereto (the “JHU Agreement”).

C.        “Licensed Product” means any neuro-related lead, neuro-related lead extension, any other neuro-related lead-type device, or any product related to a neuro-related lead, in each case which incorporates the Licensed Technology.

D.        “Net Sales” means the total monetary consideration actually received by Licensee for Licensed Products sold, less any sales person’s commissions payable in good faith to non-related third parties, royalties and other similar fees payable in good faith to non-related third parties, trade discounts allowances for conversions and exchanges, returns, freight, insurance and taxes (other than income taxes). For purposes of this definition, Licensed Products will be considered “sold” when Licensee receives payment either from the purchaser or, in the case of Licensed Products sold by a sublicensee, from such sublicensee.

E.        “Sublicensee” means any sublicensee(s) of the rights granted to Licensee under this Agreement.

2.     LICENSE. Licensor hereby grants to Licensee and its Affiliates, upon and subject to all the terms and conditions of this Agreement, an exclusive, transferable (including without limitation sublicensable), worldwide, perpetual license under the Licensed Technology, to make, use, import, lease, and sell the Licensed Products for the term of this Agreement. For the avoidance of doubt, the license grant of this Agreement includes without limitation an exclusive, transferable (including without limitation sublicensable), worldwide sublicense of all intellectual property licensed to Licensor under the JHU Agreement (to the extent it is Licensed Technology) to make, use, import, lease, and sell the Licensed Products, which sublicense Licensee acknowledges and agrees is subject to the terms of the JHU Agreement. Licensor grants Licensee the right to adapt the Licensed Technology to a commercial form suitable for incorporation into Licensee’s product(s).

3.        COMPENSATION AND AUDIT.

A.        In consideration for the license granted hereunder, Licensee agrees to pay to Licensor the royalty payments recited in Exhibit A based on Licensee’s Net Sales of Licensed Products (less accessories or other components or products used in combination with the Licensed Products).

B.        Only one royalty will be paid hereunder for each Licensed Product whether such Licensed Product is covered by more than one (1) claim of a licensed patent, by the claims of more than one (1) of the licensed patents, or by the claims of patent of more than one country.

C.        The royalty owed Licensor will be calculated on an annual calendar basis and will be payable as indicated in Exhibit A.

D.        Licensor will have the right, upon reasonable notice and reasonable request at Licensor’s sole expense, to inspect Licensee’s relevant books and records and all other documents and material in Licensee’s possession or control with respect to ascertaining the royalty payments due.

4.    INDEMNITY. Licensor agrees to defend, indemnity and hold Licensee and its officers, directors, agents, Sublicensees, employees, and customers, harmless against all costs, expenses, and losses (including reasonable attorney fees and costs) incurred as a result of any claim that the Licensed Technology infringes or misappropriates any third party’s intellectual property. Licensee will deliver written notice of a claim for indemnification with reasonable promptness to Licensor, which notice will describe in reasonable detail the nature of the claim. However, any failure to timely give that notice will not relieve Licensor of any of its indemnification obligations under this Agreement. Licensor has the right, subject t Licensee’s consent (“Approval”), to participate in and control the defense of the claim with counsel of its choice. Licensee will have the right to employ separate counsel in any action and to participate in the defense of that action, but the fees and expenses of that counsel will be at the sole expense of the Licensee unless (i) Licensor, upon or after Approval, failed to assume the defense and diligently prosecute or settle the claim, or (ii) in the reasonable judgment of counsel retained by Licensor to represent Licensor, there exists or develops a conflict that would ethically prohibit counsel to Licensor from representing Licensee. If requested by Licensor upon or after Approval, Licensee will cooperate with Licensor and its counsel in contesting any claim that Licensor elects to contest, including, without limitation, by making any counterclaim against the person or entity asserting the claim or any cross-complaint against any person or entity, in each case only to the extent that any counterclaim or cross-complaint arises from the same actions or facts giving rise to the claim. Licensee will be the sole judge of the acceptability of any compromise or settlement of any claim, litigation, or proceeding in respect of which indemnity may be sought under this Agreement. Licensor will not enter into any settlement or compromise of any claim without Licensee’s consent.

5.        COOPERATION. Both Parties will further cooperate to ensure that both Parties enjoy the benefits of all licenses granted under this Agreement.

6.    NOTICE AND PAYMENT. All notices, requests, demands, payments, and other communications which are required to be or may be given under this Agreement to a Party by the other Party must be in writing and will be deemed to have been duly given (a) immediately if delivered in person, (b) the day following dispatch by a nationally recognized overnight courier service (such as Federal Express or UPS, etc.) for next day delivery, (c) five days after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the Party to whom the same is so given or made, or (d) upon confirmation of receipt, if by facsimile. Any notice or other communication given hereunder will be addressed to the Licensor, at 200 N. Cobb Parkway, Suite 140, Marietta, GA 30062-3585, Attention: John C. Thomas, Jr., Fax (770) 424- 8236, , with a copy to Kimble L. Jenkins, 50 North Front St., 19th Floor, Memphis, TN 38103, Fax (901) 579-4979, or to the Licensee, at 25129 Rye Canyon Loop, Valencia, CA 91355, Attention: General Counsel, Fax (661) 362-4712.

7.    GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California. The Parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement will be adjudicated before a court located in Los Angeles, California and they hereby submit to the exclusive jurisdiction of the courts of the State of California located in Los Angeles, California and of the federal courts in the Central District of California with respect to any action or legal proceeding commenced by any Party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned will furnish in writing to the other.

8.    AGREEMENT BINDING ON SUCCESSORS. The provisions of this Agreement will be binding upon and will inure to the benefit of the Parties, their heirs, administrators, successors, and assigns.

9.    ASSIGNABILITY. Neither Party may assign this Agreement or the rights and obligations thereunder to any third party without prior express written approval of the other Party, which consent will not be unreasonably withheld.

10.    WAIVER. No waiver by either Party of any default will be deemed as a waiver of any prior or subsequent default of the same of other provisions of this Agreement.

11.    SEVERABILITY. If any term, clause, or provision herein is held invalid or unenforceable by a court of competent jurisdiction, such invalidity will not affect the validity or operation of any other term, clause or provision, and such invalid term, clause or provision will be deemed to be severed from this Agreement.

12.    INTEGRATION; AMENDMENT. Aside from the Development Agreement and the Other Agreements, this Agreement constitutes the entire understanding of the Parties, and revokes and supersedes all prior agreements between the Parties and is intended as a final expression of their agreement. It will not be modified or amended except in writing signed by the Parties and specifically referring to this Agreement.

13. COUNTERPARTS. This Agreement may be executed and delivered in one or more counterparts each of which when executed will be deemed an original, but all of which taken together will constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties, intending to be legally bound hereby, have each caused to be affixed hereto its or his/her hand the day indicated.

SURGI-VISON, INC.	ADVANCED BIONICS CORPORATION

By:	By:

Signature	Signature

Printed Name	Printed Name

Title	Title

EXHIBIT A

Royalty Rate for Licensed Technology,

Royalty payments under this Agreement will be as follows:

(1) If Licensee incorporates Licensed Technology into a deep brain stimulation lead (“Licensed DBS Lead”), Licensee will pay Licensor an 8% royalty of Net Sales for all Licensed DBS Leads sold commercially after FDA approval, for so long as such Licensed DBS Leads incorporate technology that is claimed by at least one non-expired, non-abandoned, valid and enforceable Patent included in the Licensed Technology, with a minimum royalty payment of [***] per year in each of the first three years in which Licensee sells the Licensed DBS Leads.

(2) Alternatively, if Licensee incorporates Licensed Technology into a DBS implantable pulse generator (“Licensed DBS IPG”) in order to have a system that is MR safe along with the Licensed DBS Lead, Licensee will pay Licensor a 2% royalty of Net Sales for all Licensed DBS Leads and all Licensed DBS IPGs sold commercially after FDA approval, for so long as such Licensed DBS Leads and Licensed DBS IPGs incorporate technology that is claimed by at least one non-expired, non-abandoned, valid and enforceable Patent included in the Licensed Technology, with a minimum royalty payment of [***] per year in each of the first three years in which Licensee sells the Licensed DBS Leads and Licensed DBS IPGs.

(3) If Licensee incorporates Licensed Technology into any lead-related, non-IPG, product other than a Licensed DBS Lead or Licensed DBS IPG (“Other Licensed Products”), Licensee will pay Licensor a 4% royalty of Net Sales for all Other Licensed Products sold commercially after FDA approval, for so long as such Other Licensed Products incorporate technology that is claimed by at least one non- expired, non-abandoned, valid and enforceable Patent included in the Licensed Technology.

(4) If Licensee incorporates Licensed Technology into a non-DBS implantable pulse generator (“Licensed Non-DBS IPG”) in order to have a system to sell along with Other Licensed Products, Licensee will pay Licensor a 2% royalty of Net Sales for all Licensed Non-DBS IPGs and all associated Other Licensed Products sold commercially after FDA approval, for so long as such Licensed Non-DBS Leads and Other Licensed Products incorporate technology that is claimed by at least one non-expired, non-abandoned, valid and enforceable Patent included in the Licensed Technology.

For purposes of this EXHIBIT A, the term “Patent” includes existing and future patents with any and all issued and non-expired reissuances, continuations, continuations-in-part, revisions, extensions and re-examinations thereof, but does not include trade secrets or other proprietary technologies that are not expressly claimed by any patent included within the definition of “Patent”.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

EXHIBIT 4.5

FINANCIAL STATEMENTS

Begins on the following page

Exhibit 4.5 -1

Surgi-Vision, Inc.

Balance Sheet

As of September 30, 2005

ASSETS
Current Assets
Cash	73,185.57
Inventory	24,780.00
Total Current Assets	97,965.57
Property, net of depreciation	13,750.00
Other Assets
Prepaid Consulting Fees	74,913.34

Total Other Assets	74,913.34

TOTAL ASSETS	186,628.91

LIABILITIES & EQUITY
Liabilities
Accounts Payable	24,569.85
Payables to Affiliates and Accrued Salaries	728,891.48
Payable to Attorneys	250,772.34
Note Payable and Accrued Interest - 2 Yr Note to Trust One Bank	578,888.89
Convertible Notes	250,000.00

Total Liabilities	1,833,122.56

Equity
Additional Paid in Capital	22,427,782.29
Common Stock	178,332.75
Retained Earnings	(24,252,608.69)

Total Equity	(1,646,493.65)

TOTAL LIABILITIES & EQUITY	186,628.91

(Unaudited – For Management Purposes Only)

Surgi-Vision, Inc.

Statement of Operations

For the Nine Months Ended September 30, 2005

Ordinary Income/Expense
Expense
Corporate Personnel Costs	181,905.95
Depreciation	3,750.00
Interest Expense	44,546.56
Other General & Administrative	198,790.01
Research & Development	191,671.01
Sales, Marketing & Promotion	995.00
Travel & Entertainment	77,474.74

Total Expense	699,133.27

Net Loss	(699,133.27)

(Unaudited – for Management Purposes Only)

Surgi-Vision, Inc.

Balance Sheet

December 31, 2004

ASSETS
Current Assets
Cash	$155,541,26

Total Current Assets	155,541.26
Fixed Assets
Machinery & Equipment	25,000.00
Accumulated Depreciation	-7,500.00

Total Fixed Assets	17,500.00
Other Assets
Prepaid Consulting Fees	117,052.08

Total Other Assets	117,052.08

TOTAL ASSETS	$290,093.34

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable	$197,098.51
Accrued Liabilities	67,977.13
Note Payable to ARE	301,308.71
Current Portion of Note Payable to GE	444,444.44
Payroll Liabilities	245.00

Total Current Liabilities	1,011,073.79
Long Term Liabilities
Note Payable to GE	222,222.34

Total Long Term Liabilities	222,222.34

Total Liabilities	1,233,296.13
Equity
Additional Paid in Capital	22,427,782.29
Common Stock	178,332.75
Retained Earnings	-23,549,317.83

Total Equity	-943,202.79

TOTAL LIABILITIES & EQUITY	$290.093.34

Confidential                    (Unaudited)

Surgi-Vision, Inc.

Statement of Operations

For the Year Ended December 31, 2004

Ordinary Income/Expense
Income
Sales of Coils	$27,050.00

Total Income	27,050.00

Gross Profit	27,050.00
Expense
Corporate Personnel Costs	9,926.50
Depreciation	5,000.00
Interest Expense	37,235.92
Occupancy Costs	3,472.12
Other General & Administrative	138,125.82
Payroll Expenses	75,056.00
Professional Fees	268,422.58
Research & Development	554,943.61
Sales, Marketing & Promotion	336.80
Settlement Costs - Sokolov	36,300.00
Travel & Entertainment	97,666.86

Total Expense	1,226,486.21

Net Ordinary Income	-1,199,436.21
Other Income/Expense
Other Expense
Allocated Corp Overhead	196,139.79

Total Other Expense	196,139.79

Net Other Income	-196,139.79

Net Income	$(1,395,576.00)

Confidential                                                 (Unaudited)

Execution Version

AMENDMENT #1 TO THE SYSTEM AND LEAD

DEVELOPMENT AND TRANSFER AGREEMENT BETWEEN

SURGI-VISION, INC.

AND

ADVANCED BIONICS® CORPORATION

This is an amendment (“Amendment”) to the System and Lead Development and Transfer Agreement (“Agreement”), which Agreement has an Effective Date of December 30, 2005 (“Agreement”), between SURGI-VISON, INC (“Company”) and ADVANCED BIONICS® CORPORATION. This Amendment #1 is effective on May 31, 2006.

The parties mutually agree as follows:

The first system milestone in Exhibit C System Milestones in the Agreement shall be stricken:

“1. The Company will successfully develop and demonstrate, in the brain of an animal or cadaver placed within an MRI machine, a fully functional probe meeting the System Requirements as demonstrated to Bionics’ reasonable satisfaction by June 30, 2006.

The following system milestone will replace the strickened original, first system milestone in the Agreement:

“1. By June 30, 2006, the Company will accomplish the following: The Company will design and create a working prototype of an internal MRI probe, consistent with the System Requirements, to be utilized in a 1.5T MRI magnet to guide a DBS lead implantation procedure in humans with Parkinson’s Disease. The size and specifications of the internal MRI probe will be designed to meet clinical requirements at UCSF. The Company will perform safety and imaging studies on the working prototype in a phantom, consistent with clinical protocols developed jointly by the Company and the researchers at UCSF. The Company will begin discussions with UCSF regarding the elements of a report which, once complete, will be submitted to UCSF requesting the inclusion of certain Surgi-Vision System components under Dr. Starr’s current IRB for MRI-Guided DBS Lead Implantation in Humans with Parkinson’s Disease.”

Agreed to and accepted:

ADVANCED BIONICS® CORPORATION	SURGI-VISION, INC.

/s/ Todd Whitehurst	/s/ Kim Jenkins
Todd Whitehurst	Kim Jenkins, President
Vice President, Emerging Indications

OMNIBUS AMENDMENT

TO SYSTEM AND LEAD DEVELOPMENT AND TRANSFER AGREEMENT

This OMNIBUS AMENDMENT (this “Amendment”) is dated as of June 30, 2007 and entered into by and between Surgi-Vision, Inc., a Delaware corporation (the “Company”) and Advanced Bionics Corporation, a Delaware corporation (“Bionics”), and is made with reference to (i) that certain System and Lead Development and Transfer Agreement dated as of December 30, 2005, as amended by that certain Amendment No. 1 dated as of May 31, 2006 (as so amended, supplemented or otherwise modified from time to time, the “Development Agreement”), by and between the Company and Bionics, (ii) that certain Multiple Advance Secured Convertible Promissory Note dated as of December 30, 2005 made by the Company and payable to Bionics (as amended, restated, supplemented or otherwise modified from time to time, the “Note”), (iii) that certain License Agreement dated as of December 30, 2005 between the Company and Bionics (as amended, supplemented, or otherwise modified from time to time, the “License Agreement”), and (iv) that certain Security Agreement dated as of December 30, 2005 by and between the Company and Bionics (as amended, supplemented, or otherwise modified from time to time, the “Security Agreement”).

RECITALS

WHEREAS, the Company and Bionics desire to (i) amend the Development Agreement to revise the System Milestones and the Lead Milestones (as those terms are defined in the Development Agreement) and (ii) make certain other amendments as set forth below:

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. AMENDMENTS TO THE DEVELOPMENT AGREEMENT

1.1	Defined Terms.

Capitalized terms used in Section 1 of this Amendment without definition shall have the same meanings in Section 1 as set forth in the Development Agreement.

1.2	Amendment to the Background

The third paragraph of the Background is hereby amended by deleting it therefrom in its entirety and substituting the following therefor:

“The Company desires to develop for Bionics certain technology (the “Technology”) solely within the field of neuromodulation including, without limitation, a magnetic resonance (“MR”) compatible, MR-safe, and MR-optimized Deep Brain Stimulation (“DBS”) implant system (the “System”) and MR-compatible, MR-safe, and MR-optimized lead that may safely reside within a patient who is placed within an MR-machine (the “Lead”).”

1.3	Amendment to Section 1: Issuance of Note

Section 1 of the Development Agreement is hereby amended by deleting the references to “December 31, 2006” and “March 31, 2007” contained therein and substituting “Amendment Effective Date (as defined in the Omnibus Amendment between the Parties dated as of June 30, 2007)” therefor.

1.4	Amendment to Section : Representations and Warranties of the Company

Section 4.8 of the Development Agreement is hereby amended by adding the following sentence at the end thereof:

“From and after June 30, 2007, the definition of the Existing Intellectual Property shall include that certain License Agreement by and between the Company and JHU entered into on or around December 7, 2006, and all other appendices, addenda, amendments, and agreements related thereto (“Second JHU Agreement”, and together with the JHU Agreement, the “JHU Agreements”).”

1.5	Amendment to Section 7: Company Covenants

A.          Section 7.6 of the Development Agreement is hereby amended by deleting a reference to “JHU Agreement” contained therein and substituting “JHU Agreements” therefor.

B.          Section 7.6 of the Development Agreement is hereby further amended by adding the following sentences at the end thereof:

“Notwithstanding anything to the contrary contained herein. Future Intellectual Property shall not include any Future Intellectual Property relating to the System (and not relating in any way to the Lead) in development of which Bionics has not contributed to the conception or design. In case of doubt, Bionics will make a determination in its sole discretion as to whether any Future Intellectual Property should be categorized as relating to the System or the Lead and whether Bionics contributed to the conception or design of any Future Intellectual Property relating to the System.”

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1.6	Amendments to Section 8: General Provisions

A.          Section 8.9 of the Development Agreement is hereby amended by deleting the phrase “This Agreement, the Note, the Security Agreement, and the Other Agreements” contained therein and substituting “This Agreement and the Concurrent Agreements” therefor.

B.          Section 8.11 of the Development Agreement is hereby amended by deleting all references to “Loan Agreement” contained therein and substituting “Agreement” therefor.

1.7	Amendments to Section 9: System Development License, and Right of First Refusal

Section 9.2 of the Development Agreement is hereby amended by deleting all references to “JHU Agreement” contained therein and substituting “JHU Agreements” therefor,

1.8	Amendments to Section 10: Lead Development and License

A.          Section 10.1 of the Development Agreement is hereby amended by deleting the first paragraph therefrom in its entirety and substituting the following therefor:

“10.1 Lead Development. Working together with Bionics and subject to Section 10.1(c), the Company will provide Bionics with a fully functional prototype of the Lead and demonstrate the proper functionality of the prototype of the Lead to Bionics in an MRI phantom, animal or cadaver placed within an MRI machine. The Lead prototype must meet the following objectives (the “Lead Requirements”): [***]

B.          Section 10.1 of the Development Agreement is hereby further amended by deleting subsection (b) therefrom in its entirety and substituting the following therefor:

“(b)    Lead Milestones:

(i)

On or before June 30, 2007, the Company will present to Bionics a prototype Lead body that incorporates the Company’s most promising MR/RF safe Lead design. Such prototype Lead body will contain two conductors, be constructed from biocompatible materials, have an outer diameter of not more than .100 inch, and have flexibility characteristics generally similar to a commercially available neuromodulation or neurostimulation Lead body.

(ii)

The Company shall provide consulting and advisory services (including, without limitation, testing and analyzing of the Lead feasibility models and prototypes) to Bionics, for a period of 12 months from the Amendment Effective Date, in connection with Bionics’ effort to develop a MR/RF safe 8-conductor Lead that

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

3

meets the biocompatibility, flexibility, diameter, and other requirements that will be necessary for a final product. The Company will make one full-time equivalent employee or consultant available to Bionics during the twelve-month period to provide the consulting and advisory services as requested by Bionics. Specifically, such full-time employee, if not otherwise engaged in other activities for Bionics, shall work on the development of a new generation of a Lead design (as further defined in Section 10.3) in the case the existing Lead designs do not prove to be manufacturable. As compensation for the consulting services provided pursuant to this clause (ii), Bionics shall pay the Company the amount of $125,000 on the Amendment Effective Date. Any Intellectual Property conceived or developed by the Company pursuant to such consulting arrangement shall be subject to the terms of this Agreement. The Company also agrees to use its best efforts to make Messrs. Paul Bottomley and Bill Edelstein available for such consulting arrangement for up to 20 hours per quarter collectively. Bionics shall reimburse the Company for all reasonable, documented out-of-pocket expenses incurred by the Company relating to its consulting arrangement with Bionics. The Company shall be deemed to have achieved and completed the milestone set forth in this clause (ii) upon the expiration of the twelve-month consulting period.

(iii)

Bionics will pay the Company $100,000 after Bionics has successfully completed the first live chronic human implantation of the Lead meeting the Lead Requirements as demonstrated to Bionics’ reasonable satisfaction.

(iv)

Bionics will pay the Company $1,000,000 after Bionics has successfully received FDA approval of MRI-safe labeling of the first Lead meeting the Lead Requirements as demonstrated to Bionics’ reasonable satisfaction.

(v)

Bionics will pay the Company $500,000 after Bionics has successfully received FDA approval of MRI-safe labeling of the second Lead meeting the Lead Requirements as demonstrated to Bionics’ reasonable satisfaction, which $500,000 shall be a prepayment of the future royalty payments by Bionics to the Company solely related to the sale of such second Lead under the License Agreement.

(vi)	The milestones described in the preceding clauses (i) through (v) shall constitute the “Lead Milestones.”

C. Section 10.1 of the Development Agreement is hereby further amended by deleting the first sentence contained in subsection (c) thereof and substituting the following in lieu thereof:

“In the event (i) the Company fails to complete each of the Lead Milestones, other than the Lead Milestone described in Section 10.1(b)(v) above, by December 31, 2012 and (ii) such failure is not the result of Bionics’ failure to reasonably cooperate with the Company in pursuing such Lead Milestones, the Company will be in breach of this Agreement.”

4

D.        Section 10 of the Development Agreement is hereby amended by adding the following Section 10.3:

“10.3 Incentive Payments. For each new generation of a Lead design, Bionics shall pay the Company incentive payments as indicated below. The determination of whether a change in Lead design represents an incremental change or a new generation of design will be decided by Bionics in its sole discretion. Minor changes in design are not a new generation. Substantial changes in design represent a new generation. Different numbers of conductors (e.g., 4-conductor versus 8-conductor) represent different generations.

(i)

Bionics shall pay the Company the amount of $75,000 when the Company delivers each new generation (as determined by Bionics in its sole discretion) of a Lead design with at least 3 crude prototypes and supporting test data evaluating heating in a 1.5 Tesla MRI scanner; provided that during the term of this Agreement Bionics shall not pay more than $250,000 in the aggregate pursuant to this Section 10.3(a). Each payment shall be payable when the Company presents the prototypes and a positive summary report of the testing to Bionics to the reasonable satisfaction of Bionics. [***]. Notwithstanding the foregoing to the contrary, a $100,000 payment will be made to the Company if and when it presents the first [***] as reasonably specified by Bionics and agreed to by the Company and supporting data evaluating in a 1.5 Tesla MRI scanner.

(ii)

No later than ninety days after Bionics delivers to the Company at least 10 (or, at Bionics” discretion at least 5) pre-production Lead prototypes of each new generation [***] to evaluate heating in a 1.5 Tesla MRI scanner, the Company shall complete the testing of such prototypes and present Bionics with a summary report of the testing, in each case to Bionics’ reasonable satisfaction. [***]. Bionics shall pay the Company the amount of $50,000 when the Company tests and submits a report, pursuant to this subsection, each new generation of a Lead design with at least 10 (or, at Bionics’ discretion at least 5) pre-production Lead prototypes provided by Bionics to evaluate heating in a 1.5 Tesla MRI scanner. This sum shall be payable when the Company presents a summary report of the testing to Bionics to the reasonable satisfaction of Bionics. Notwithstanding the foregoing to the contrary, Bionics will pay a sum of $75,000 for completion of the testing of the first [***].

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

5

(iii)

No later than ninety days after Bionics delivers to the Company at least 10 final product Leads of each new generation, the Company shall complete the testing of such Leads to evaluate heating in a 1.5 Tesla MRI scanner, present Bionics with a report of testing, and assist Bionics with the preparation of a report for the FDA that includes in-depth discussion of physics underlying principles of operation of MRI safety of the Lead for the purpose of seeking MRI-safe labeling for the final product Lead, in each case to Bionics’ reasonable satisfaction. Bionics shall pay the Company the amount of $75,000 when the Company presents a report of the testing to Bionics to the reasonable satisfaction of Bionics. Final product Leads shall meet [***].

1.9	Amendments to Section 11: Intellectual Property Ownership and Protection

A.          Section 11.1 (a) of the Development Agreement is hereby amended by deleting clause (v) therein.

B.          Section 11.2 of the Development Agreement is hereby amended by deleting paragraph (a) in its entirety and substituting the following therefor:

“(a) Costs. Bionics will pay all foreign and domestic Patent and Application (as such terms are defined below) prosecution costs and expenses for all Patents and Applications subject to its control as set forth in Section 11.2(b) (“Prosecution Costs”).”

C.          Section 11.2 of the Development Agreement is hereby amended by (1) deleting all references to “JHU Agreement” contained in subsection (b) thereof and substituting “JHU Agreements” therefor, and (2) adding the following sentence at the end of subsection (b):

“The term “Patent” means a currently issued U.S. or foreign patent. The term “Application” means a U.S., PCT or foreign patent application, including provisionals, utilities, designs, national stage filings and any continuations, divisionals, extensions, reissues, reexaminations, continuations in part thereof.”

D.          Section 11.3 of the Development Agreement is hereby amended by deleting such Section in its entirety and substituting the following in lieu therefor:

“11.3 Warranty Regarding Third Party Collaborators. The Parties warrant that all individuals, including without limitation employees and consultants, authorized, invited, or otherwise involved by the Parties, their employees, or consultants, to assist in the development of the System or Lead, have or will have a legal obligation to assign, license, or grant an option to license to the relevant Party all their rights to any Intellectual Property related to, arising from, or based on the development of the System or Lead.”

E.          Section 11.4 of the Development Agreement is hereby amended by deleting all references to “JHU Agreement” contained therein and substituting “JHU Agreements” therefor.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

6

F. Section 11.6 of the Development Agreement is hereby amended by adding the following at the end of paragraph (d):

“In addition, notwithstanding the foregoing, Bionics acknowledges and agrees that (i) the Company is permitted to share its Lead information with third parties to develop products for cardiac applications (provided, however, that if such third party is also engaged in the business of developing products for neurological applications, the Company shall ensure that such third party will use the Lead information only in connection with cardiac applications and will not use the Lead information for or with respect to any neuro-related products), (ii) the Company is permitted to share its System information with third parties following the expiration of the Exclusivity Period if the Parties do not execute and deliver the Subsequent System License within the Exclusivity Period, and (iii) in connection with the disclosures contemplated in the preceding clauses (i) and (ii), the Company is permitted to disclose the existence of this Agreement and the scope of any license granted hereunder or pursuant to the License Agreement.”

1.10	Amendments to Exhibit C: System Milestones

Exhibit C to the Development Agreement is hereby amended by (1) deleting the reference to March 31, 2007 contained therein and substituting September 30, 2008 therefor, and (2) deleting the reference to June 30, 2007 and substituting December 31, 2008 therefor.

Section 2.        AMENDMENTS TO THE NOTE

Bionics and the Company hereby agree to the amendments to the Note that are reflected in the form of the Amended and Restated Multiple Advance Secured Convertible Promissory Note attached hereto as Exhibit A (the “Amended Note”).

Section  3.  AMENDMENT TO THE LICENSE AGREEMENT

3.1	Defined Terms

Capitalized terms used in Section 3 of this Amendment without definition shall have the same meanings in Section 3 as set forth in the License Agreement,

3.2	Amendment to Section 1: Definitions

Section 1 of the License Agreement is hereby amended by adding the following phrase at the end of paragraph B:

“and under the License Agreement by and between the Licensor and JHU entered into on or around December 7, 2006, and all other appendices, addenda, amendments and agreements related thereto (the “Second JHU Agreement”, and together with the JHU Agreement, the “JHU Agreements”)”

7

3.3	Amendment to Section 2: License

Section 2 of the License Agreement is hereby amended by deleting all references to “JHU Agreement” and substituting “JHU Agreements” therefor.

3.4	Amendment to Section 3: Compensation and Audit

Section 3 of the License Agreement is hereby amended by adding the following new paragraph E:

“E. Licensee agrees that, if required by the JHU Agreements, the packaging containing Licensed Products sold by Licensee, any of its Affiliates or any of its Sublicensees will be marked with the number of the applicable patent(s) licensed hereunder in accordance with each applicable country’s patent laws.”

Section 4.         AMENDMENTS TO THE SECURITY AGREEMENT

4.1	Defined Terms

Capitalized terms used in Section 4 of this Amendment without definition shall have the same meanings in Section 4 as set forth in the Security Agreement.

4.2	Amendments to Section 4: Representations and Warranties

A.          Section 4 of the Security Agreement is hereby amended by amending subsection (g) thereof by deleting the second sentence thereof and substituting the following in lieu therefor:

“Grantor owns, possesses or has legal rights to use all Patents, Trademarks, service marks, trade names, copyrights, know-how, trade secrets, licenses, information and proprietary rights and processes necessary for the Grantor’s business as now conducted and as proposed to be conducted by the Grantor by developing the System and Lead for commercial manufacture, use, lease, importation, and sale including, without limitation, the intellectual property licensed to Grantor under the License Agreement by and between Grantor and the Johns Hopkins University (“JHU”) entered into on or around July 1, 1998 and the License Agreement by and between the Grantor and JHU entered into on or around December 7, 2006, and all other appendices, addenda, amendments, and agreements related thereto (the “JHU Agreements”) (the owned and licensed rights of Grantor, collectively, the “Intellectual Property”), without any conflict with, or infringement of, the rights of others.

B.          Section 4 of the Security Agreement is hereby further amended by amending subsection (g) thereof by adding “Except as set forth on Schedule 10 annexed hereto,” before the fifth sentence.

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4.3	Amendments to Section 18: Continuing Security Interest; Termination and Release; Assignment

Section 18 of the Security Agreement is hereby amended by deleting paragraph (b) thereof in its entirety and substituting the following therefor:

“Provided an Event of Default has not occurred and is continuing, Secured Party will terminate and release its liens and security interests in all Collateral at the later of (i) payment in full and in cash or conversion in full of the Note Balance on or before July 15, 2008 or (ii) after the Grantor has achieved the first two Lead Milestones (as defined in the Development Agreement) as stated in Sections 10.1(b)(i) and (ii) of the Development Agreement (the “Collateral Release”). For the avoidance of doubt, if both conditions (i) and (ii) above have not occurred on or before August 31, 2008, the foregoing termination and release provision and this Section 18(b) shall be null and void and of no force and effect.

4.4	Amendment to Schedules to Security Agreement

Schedule 10 to Security Agreement is hereby deleted in its entirety and replaced with the new Schedule 10 attached as Exhibit B hereto.

Section 5.        CONDITIONS TO EFFECTIVENESS

Sections 1 through 4 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Amendment Effective Date”):

A. On or before the Amendment Effective Date, the Company shall deliver to Bionics the following, each, unless otherwise noted, dated the Amendment Effective Date:

1.          Executed copy of this Amendment;

2.          Executed copy of the Amended Note;

3.          Executed consent from JHU to sublicense to Bionics under the JHU Agreement dated December 7, 2006;

4.          Certified copies of its Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the State of Delaware, each dated a recent date prior to the Amendment Effective Date;

5.          A certificate, dated as of the Amendment Effective Date, of its corporate secretary or an assistant secretary, certifying that there have been no changes in its Bylaws from the form of Bylaws previously delivered to Bionics;

6.          Resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of this Amendment and the Amended Note,

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certified as of the Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

7.          Signature and incumbency certificates of its officers executing this Amendment and the Amended Note; and

8.          All documents necessary to assign to Bionics all Future Intellectual Property developed from December 30, 2005 and execute all documents necessary to effect that assignment.

B.          On or before the Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Bionics shall be satisfactory in form and substance to Bionics, and Bionics shall have received all such counterpart originals or certified copies of such documents Bionics may reasonably request.

Section 6.    COMPANY’S REPRESENTATIONS AND WARRANTIES

In order to induce Bionics to enter into this Amendment and effect the amendment in the manner provided herein, the Company represents and warrants to Bionics that the following statements are true, correct and complete as of the Amendment Effective Date:

A.          Corporate Power and Authority.      The Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Development Agreement, the License Agreement and the Security Agreement, each as amended by this Amendment, and the Amended Note (collectively, the “Amended Documents”).

B.          Authorization of Agreements.    The execution and delivery of this Amendment and the Amended Note and the performance of the Amended Documents have been duly authorized by all necessary corporate action on the part of the Company.

C.          No Conflict.      The execution and delivery by the Company of this Amendment and the Amended Note and the performance by the Company of the Amended Documents do not and will not (i) violate any provision of the Certificate of Incorporation or Bylaws of the Company, (ii) violate any provisions of any law or any governmental rule or regulation applicable to the Company or any order, judgment or decree of any court or other agency of government binding on the Company, (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of the Company, (iv) result in or require the creation or imposition of any lien upon any of the properties or assets of the Company (other than Liens created under any of the Amended Documents in favor of Bionics), or (v) require any approval of the stockholders of the Company, or any approval or consent of any person under any contractual obligation of the Company, which has not already been obtained.

D.          Governmental Consents.    The Company is not required to obtain any approval, consent or authorization from, or provide any notice to, any federal, state or other

10

governmental authority or regulatory body as a condition to the execution and delivery of this Amendment and the Amended Note or the performance by the Company of the Amended Documents.

E.          Binding Obligation. Each of this Amendment and the Amended Note has been duly executed and delivered by the Company and this Amendment and the Amended Documents are the legally valid and binding obligations of the Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

F.          Incorporation of Representations and Warranties From Development Agreement.    Except as set forth in Schedule 6.F attached hereto, the representations and warranties contained in Sections 4.7, 4.8 and 4.12 of the Development Agreement are and will be true, correct and complete in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

Section 7. MISCELLANEOUS

A.      Reference to and Effect on the Amended Documents.

(i)           On and after the Amendment Effective Date, each reference in the Development Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Development Agreement, and each reference in the Amended Documents to the “Development Agreement”, “thereunder”, “thereof or words of like import referring to the Development Agreement shall mean and be a reference to the Develop Agreement as amended by this Amendment.

(ii)          On and after the Amendment Effective Date, each reference in the Security Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Security Agreement, and each reference in the Amended Documents to the “Security Agreement”, “thereunder”, “thereof or words of like import referring to the Security Agreement shall mean and be a reference to the Security Agreement as amended by this Amendment.

(iii)         On and after the Amendment Effective Date, each reference in the License Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the License Agreement, and each reference in the Amended Documents to the “License Agreement”, “thereunder”, “thereof or words of like import referring to the License Agreement shall mean and be a reference to the License Agreement as amended by this Amendment.

(iv)         On and after the Amendment Effective Date, each reference in the Amended Documents to the “Note”, “thereunder”, “thereof or words of like import referring to the Note shall mean and be a reference to the Amended Note.

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(ii)          Except as specifically amended by this Amendment, the Amended Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)         The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Bionics or the Company under, any of the Amended Documents.

B.          Headings.    Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

C.          Applicable Law.      THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING WITHOUT LIMITATION SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

D.          Clarification of Scope.      For the avoidance of any doubt whatsoever, Bionics and the Company acknowledge and agree that the terms “neuromodulation” and “neuro- related” (as used in any of the Amended Documents) do not include, and in no event does any license granted to Bionics under the Development Agreement or the License Agreement relate to, cardiac applications.

E.          Counterparts; Effectiveness.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than the provisions of Sections 1 through 4 hereof, the effectiveness of which is governed by Section 5 hereof) shall become effective upon the execution of a counterpart hereof by the Company and Bionics and receipt by the Company and Bionics of written or telephonic notification of such execution and authorization of delivery thereof.

F.          Return of Original Note.    On the Amendment Effective Date, Bionics shall deliver to the Company the original Note for cancellation.

[The remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BIONICS:

ADVANCED BIONICS CORPORATION

By:	/s/ Jeffrey H. Greiner
Jeffrey H. Greiner Its: President and Co-Chief Executive Officer

COMPANY:

SURGI-VISION, INC.

By:	/s/ Kimble Jenkins
Kimble L. Jenkins Its: President

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EXHIBIT A

TO OMNIBUS AMENDMENT

[FORM OF AMENDED NOTE]

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) HAS BECOME EFFECTIVE WITH RESPECT THERETO OR (II) RECEIPT BY THE COMPANY AT LENDER’S SOLE COST AND EXPENSE OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER AND THAT SUCH ISSUANCE IS NOT IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND WILL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

AMENDED AND RESTATED MULTIPLE ADVANCE

SECURED CONVERTIBLE PROMISSORY NOTE

Up to $1,500,000	June 30, 2007

1.          Principal. For value received, SURGI-VISION, INC., a Delaware corporation (“Company”), promises to pay to ADVANCED BIONICS CORPORATION, a Delaware corporation (“Lender”), at its office at 25129 Rye Canyon Loop, Valencia, California 91355, or at such other place as Lender may from time to time designate in writing, the principal sum specified on the Schedule of Advances attached to this Note, together with accrued interest from the date of disbursement on the unpaid principal of this Note at the rate set forth in Section 3 hereof. Lender hereby authorizes and directs Company to deliver this Note to Lender’s address set forth at the beginning of this Note. Initially capitalized terms used herein without definition are defined in that certain System and Lead Development and Transfer Agreement dated as of December 30, 2005, as amended by that certain Amendment No. 1 dated as of May 31, 2006 and by that certain Omnibus Amendment dated as of June 30, 2007 (as so amended, and as further amended, supplemented or otherwise modified from time to time, the “Development Agreement”), by and between Company and Lender.

2.          Maturity Date. Unless Lender has previously exercised its Conversion Right (as defined below), the unpaid principal balance of this Note (plus any interest, fees, and other amounts owing under this Note) (collectively, the “Note Balance”) is due and payable in full on the Maturity Date. The “Maturity Date” is the earliest of (A) the last day of the Negotiation Period or (B) June 30, 2008, regardless of any extensions of the Negotiation Period that Company and Lender may mutually agree on, or (C) the date of an occurrence of an Event of Default. If the Maturity Date falls on a day that is not a business day, payment of the unpaid

1

principal of this Note must be made on the next succeeding business day and such extension of time will be included in computing any interest in respect of such payment.

3.          Interest Rate.

(a)                This Note bears simple interest at the rate of 0% per annum on its unpaid principal amount from the Closing Date to five days after the Maturity Date. This Note bears simple interest at the rate of 20% per annum (or the highest rate permitted by law, whichever is less) (the “Default Rate”) on any unpaid principal balance of this Note from five business days after the Maturity Date until the actual date that the entire Note Balance is satisfied (either by (i) Company paying the entire Note Balance in cash, (ii) Lender electing in its sole discretion to convert the entire Note Balance into Conversion Shares (as defined below), or (iii) Lender electing in its sole discretion to convert part of the Note Balance into Conversion Shares and Company paying the entire remaining Note Balance in cash).

(b)                All payments of principal and interest due under this Note must be made without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts must be paid by Company. Company will pay the amounts necessary such that the gross amount of the principal and interest received by Lender is not less than that required by this Note. If Company is required by law to deduct any such amounts from or in respect of any principal or interest payment under this Note, then (i) the sum payable to Lender will be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this provision) Lender receives an amount equal to the sum it would have received had no deductions been made, (ii) Company will make such deductions, and (iii) Company will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Company will pay all stamp and documentary taxes. If, notwithstanding the foregoing, Lender pays such taxes, Company will reimburse Lender for the amount paid. Company will furnish Lender official tax receipts or other evidence of payment of all taxes.

(c)                Throughout the term of this Note, interest will be calculated on the basis of a 360-day year and will be computed for the actual number of days elapsed in the period for which interest is charged. If any payment of interest to be made by Company under this Note becomes due on a day which is not a business day, such payment must be made on the next succeeding business day and such extension of time will be included in computing the interest due in respect of such payment.

4.          Conversion.

(a)               Conversion at Lender’s Option. At any time beginning on the Maturity Date and ending five business days after Company’s payment in full of the Note Balance, Lender will have the right, in Lender’s sole discretion, to convert this Note, in whole or in part (the “Conversion Right”) into the number of Conversion Shares obtained by the calculations of Section 4(b)(i) or Section 4(b)(ii), as applicable. If Lender exercises the Conversion Right after Company’s payment in full of the Note Balance, Lender will return to Company that part of the Note Balance that Lender is electing to convert to Conversion Shares within five business days of Lender’s receipt of Company’s payment in full of the Note Balance.

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“Conversion Shares” means the aggregate number of fully paid and nonassessable shares of the Common Stock of Company, par value $0.01 per share (“Common Stock”) into which Lender has elected to convert all or part of the Note Balance.

(b)               Pricing Terms.

(i)

Conversion Calculation. Except for the circumstances described in Section 4(b)(ii) below, the number of Conversion Shares will be determined by dividing (A) the amount of the Note Balance to be converted by (B) the lesser of (1) the 5% Conversion Price (as defined below) or (II) if Company consummates a sale of any of its equity securities after the Closing Date (for the avoidance of doubt, a “sale” of equity securities will not include equity securities issued pursuant to the acquisition of another entity by Company by merger, purchase of all or substantially all of the assets, or other reorganization whereby Company becomes the owner of more than 50% of the voting power of such entity, equity securities issued pursuant to the conversion or exercise of any convertible securities, options or warrants, or equity securities (including derivatives) granted, issued or issuable to employees, officers, directors or consultants pursuant to plans or agreements approved by Company’s board of directors), whether in a single or multiple closings or financings, the average price per share paid for such securities by the purchasers thereof. The term “5% Conversion Price” means, as of a given date, the price per share determined by dividing $1,500,000 by 5% of Company’s Fully Diluted Shares (as defined below). The term “Fully Diluted Shares” means, as of a given date, the total number of shares of Common Stock (a) issued and outstanding, (b) issuable upon the exercise of any and all outstanding options, warrants and rights to acquire shares of Common Stock, or upon the conversion of any and all outstanding securities convertible into shares of Common Stock, whether then vested, exercisable or convertible, and (c) authorized and issuable by the Company under any stock option or other equity compensation plan approved by the Company’s board of directors other than those shares subject to outstanding options, warrants or other similar rights described in the preceding clause (b).

(ii)

If (a) an Event of Default has occurred and is continuing or (b) the Company, in its sole discretion, prepays all or any portion of the Note Balance prior to the Maturity Date pursuant to Section 6 hereof or (c) the Company grants the consent pursuant to Section 10(c) hereof, the number of Conversion Shares will be determined by dividing (A) the amount of the Note Balance to be converted by (B) the lesser of (I) the 10% Conversion Price (as defined below) or (II) if Company consummates a sale of any of its equity securities after the Closing Date (for the avoidance of doubt, a “sale” of equity securities will not include equity securities issued pursuant to the acquisition of another entity by Company by merger, purchase of all or substantially all of the assets, or other

3

reorganization whereby Company becomes the owner of more than 50% of the voting power of such entity, equity securities issued pursuant to the conversion or exercise of any convertible securities, options or warrants, or equity securities (including derivatives) granted, issued or issuable to employees, officers, directors or consultants pursuant to plans or agreements approved by Company’s board of directors), whether in a single or multiple closings or financings, the average price per share paid for such securities by the purchasers thereof. The term “10% Conversion Price” means, as of a given date, the price per share determined by dividing $1,500,000 by 10% of Company’s Fully Diluted Shares.

(iii)

Warrant. If, upon Lender’s exercise of its Conversion Right pursuant to Section 4(b)(i), Company and Lender have not executed and delivered the Subsequent System License, in addition to the number of Conversion Shares obtained by the calculation set forth in Section 4(b)(i) above, Lender will receive from the Company a warrant, in substantially the form attached hereto as Exhibit.A (the “Warrant”), to purchase the number of shares of Common Stock equal to the difference, if positive, between (A) the amount determined by dividing (I) the amount of the Note Balance converted pursuant to Section 4(b)(i) by (II) the 10% Conversion Price, minus (B) the number of Conversion Shares obtained by the calculation set forth in Section 4(b)(i) above. Such Warrant shall become exercisable if (A) Company and Lender have not executed and delivered the Subsequent System License on or before the last day of the Negotiation Period or (B) an Event of Default has occurred and is continuing prior to the last day of the Negotiation Period.

(iv)

Full Conversion. Reference in the Development Agreement, this Note and/or any of the other Concurrent Documents to the “conversion of the Note Balance” or words of like import shall mean and be a reference to Lender’s receipt of (A) the number of Conversion Shares obtained by the calculation set forth in Sections 4(b)(i) or 4(b)(ii), as applicable, and (B) if applicable, the Warrant, For the avoidance of doubt, reference in the Development Agreement, this Note and/or any of the other Concurrent Documents to the “conversion of the Note Balance” or words of like import shall not mean or include Lender’s exercise of all or any portion of the Warrant.

(c)               Conversion Procedure.

(i)

In order to convert all or any part of the Note Balance, Lender will deliver to Company a written notice stating (A) that Lender has elected to convert all or part of the Note Balance and (B) the amount of the Note Balance to be converted (the “Conversion Notice”).

(ii)	Within five business days after receipt of the Conversion Notice, Company will deliver to Lender a certificate for the number of Conversion

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Shares issuable upon the conversion; provided that Company will not issue any fractional Conversion Shares. In lieu of Company issuing any fractional shares to Lender or its designees upon conversion, Company will pay to Lender the unconverted amount of the Note Balance specified in the Conversion Notice, such payment to be in the form of a wire transfer or check payable to Lender. Each conversion will be deemed to have been effected immediately before the close of business on the date on which this Note is given to the Company pursuant to Section 14 of this Note. Upon conversion of the entire Note Balance, Company will be forever released from all its obligations and liabilities under this Note.

(d)               Changes in Common Stock. If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or by any other means, appropriate adjustment will be made by Company and Lender to the price at which Conversion Shares are issued and the other provisions of this Note, as may be required, so that the rights and privileges granted hereby will continue with respect to the Conversion Shares as so changed.

(e)               Access and Information. Subject to the confidentiality provisions in the Development Agreement, Company will afford to Lender and its accountants, counsel and other representatives full access, upon reasonable request, upon reasonable prior notice and during normal business hours, to all of Company’s properties, books, accounts, records, contracts, and personnel and, Company will, and will cause its accountants, counsel and other representatives to furnish promptly to Lender and its representatives all information concerning Company’s business, properties and personnel, in each case as Lender or its representatives reasonably requests for the purpose of evaluating the merits and risks of an investment in Conversion Shares in the event Lender may desire to exercise its Conversion Right; provided, however, that Company reserves the right to withhold any information if access to such information could adversely affect the attorney-client privilege between Company and its counsel.

(f)               Conversion Shares. Until such time as the Conversion Shares are registered under the Securities Act of 1933, Company will instruct its transfer agent to enter stop transfer orders with respect to such shares and the certificates representing such shares will be endorsed with the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE “BLUE SKY” OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED, DISTRIBUTED OR OTHERWISE DISPOSED OF UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SALE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT IS AVAILABLE, AND IF AN EXEMPTION IS AVAILABLE, THE COMPANY RECEIVES AN OPINION OF COUNSEL AT THE HOLDER’S SOLE COST AND EXPENSE STATING THAT SUCH OFFER, SALE, TRANSFER, ASSIGNMENT, PLEDGE,

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HYPOTHECATION, DISTRIBUTION OR OTHER DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND OTHER LAWS. THE RESTRICTIONS CONTAINED HEREIN ARE BINDING ON THE HOLDER HEREOF AND HIS SUCCESSORS AND ASSIGNS,”

5.          Schedule of Advances. Lender will, and is hereby authorized by Company to, note on the Schedule of Advances annexed to this Note and constituting a part of this Note, the date and amount of each advance, payment or prepayment of all or any portion of the principal sum. Absent manifest error, such notations are conclusive and binding as to the aggregate unpaid principal sum and all other information; provided, however, the failure of Lender to make such a notation will not limit or otherwise affect the obligation of Company to repay the outstanding principal amount or any interest accrued or accruing thereon or any other amount payable by Company to Lender hereunder.

6.          Prepayment Prior to the Maturity Date, Company, in its sole discretion, may prepay all or any portion of the Note Balance at any time, provided that (i) Company will give Lender not less than a 30-day prior written notice of its intention to prepay an amount specified in such notice on the date set forth in the notice, and (ii) notwithstanding any provision hereof to the contrary, Lender will have the right before the anticipated prepayment date set forth in the notice to exercise its Conversion Right, under the pricing terms contained in Section 4(b)(ii) of the Note, to convert all or part of the amount to be prepaid into Conversion Shares, in which case the prepayment notice will have no further force or effect regarding the amount to be converted.

7.          Lawful Money. Principal and interest are payable in lawful money of the United States of America,

8.          Applications of Payments; Late Charges.

(a)               Payments received by Lender hereunder will be applied first to costs and expenses, then to interest and finally to principal unless Lender elects otherwise in its sole discretion.

(b)               If any payment of principal or interest is not paid when due, such late payment will bear interest at the Default Rate from the day such payment was due until it is paid. In addition, if any payment is five or more days overdue, Lender will have the option to assess a late charge of $0.03 cents for each dollar so overdue. In connection therewith, Company and Lender agree as follows:

(i)

Because of such late payment, Lender will incur certain costs and expenses including, without limitation, administrative costs, collection costs, loss of interest, and other direct and indirect costs in an uncertain amount;

(ii)	It would be impractical or extremely difficult to fix the exact amount of such costs in such event;

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(iii)	The late charge is a reasonable and good faith estimate of such costs; and

(iv)

Such late charge will constitute liquidated damages caused by such failure to make a payment of interest or principal when due but only to the extent such late charge is assessed by Lender, paid by Company and accepted by Lender and only upon the condition that such failure is completely cured concurrently with such payment.

The application of the Default Rate or the assessment of a late charge to any such late payment as described in this Section 8(b) will not be interpreted or deemed to extend the period for payment or otherwise limit any of Lender’s remedies under this Note, the Security Agreement, the Development Agreement, or the License Agreement.

9.          Security. This Note is a secured obligation of Company as set forth in the Security Agreement dated as of December 30, 2005, as amended by that certain Omnibus Amendment dated as of June 30, 2007 (as so amended, and as further amended, supplemented or otherwise modified from time to time, the “Security Agreement”), by and between Company and Lender.

10.        Covenants of Company.

(a)               Use of Loan Proceeds. Company covenants and agrees that it will use the proceeds of this Note only (i) to pay the second installment in the amount of $124,052.60 (including accrued interest, fees, and related amounts) due on December 1, 2005, and the third installment in the amount of $120,355.03 (including accrued interest, fees, and related amounts) due on March 1, 2006, under that certain promissory note made by the Company in favor of Trust One Bank of 1715 Aaron Brenner Dr., Memphis, Tennessee 38120 in the principal amount of $690,000 due December 1, 2006 (the “Trust One Bank Note”), (ii) to pay direct costs and expenses associated with the development of the System and/or the Lead and (iii) to pay to Bass, Berry & Sims, PLC and Myers Bigel Sibley & Sajovec an aggregate amount no greater than $40,000 to cover Company’s actual costs and expenses associated with the negotiation and documentation of this Note, the Security Agreement, the Development Agreement, the License Agreement and the Other Agreements. Company acknowledges that some costs and expenses incurred by Company, such as salaries and consulting fees, may relate both to the development of the System and/or the Lead and to other activities of Company. With respect to such costs and expenses, Company will determine, subject to Lender’s approval, which will not be unreasonably withheld, which percentage of the cost or expense is associated with the development of the System and/or the Lead, for which Company will be permitted to use proceeds of this Note, and which percentage is associated with other activities of Company, for which Company will not be permitted to use proceeds of this Note.

(b)               No Senior Debt. So long as this Note is outstanding, Company will not incur on or after the Closing Date any indebtedness for borrowed money that is not expressly subordinated to this Note, without the prior written consent of Lender. For the avoidance of doubt, the phrase “indebtedness for borrowed money” will not include ordinary-course obligations to trade creditors.

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(c)               No Liens or Encumbrances. So long as this Note is outstanding, without the prior written consent of Lender, Company will not (a) pledge or otherwise encumber or permit the encumbrance of any of its assets, including the Collateral (as defined in the Security Agreement); (b) merge or consolidate with any entity, or dissolve; (c) declare, make or pay any distribution or dividend to its stockholders; (d) sell, lease or otherwise dispose of all or any substantial portion of its assets; or (e) engage in any business other than that in which it is presently engaged. Lender may grant or withhold its consent in its sole discretion. Any grant of that consent will give the Lender the right to exercise the Conversion Right for all or any part of the Note Balance under the pricing terms contained in Section 4(b)(ii). For the avoidance of doubt, this Section 10(c) shall not apply with respect to any license and/or sublicense to any of the Intellectual Property Collateral (as defined in the Security Agreement) if such license and/or sublicense is not inconsistent with the terms of the Development Agreement or License Agreement.

11.       Defaults and Remedies.

(a)               Events of Default.  Each of the following events constitutes an event of default (“Event of Default”):

(i)

if any representation or warranty made by Company in this Note, the Security Agreement, the Development Agreement, the License Agreement or in any report, certificate, financial statement or other instrument furnished in connection with this Note, is false, inaccurate or misleading in any material respect when made or when deemed made hereunder.

(ii)	any default in the payment of any principal or interest under this Note within five days after date when due hereunder, whether upon the Maturity Date or by acceleration or otherwise;

(iii)

any default by Company in the prompt and complete fulfillment of any of its covenants and obligations under this Note, the Security Agreement, the Development Agreement, the License Agreement, or any and all other agreements and documents executed and delivered in connection herewith or therewith (the “Other Agreements”) (other than those covenants and obligations referred to in clause (ii) above or clause (vi) below), if such default is not remedied within 15 days after an officer of Company becomes aware of the factual circumstances giving rise to such default;

(iv)

if Company: (A) applies for or consents to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, (B) admits in writing its inability to pay its debts as they mature, (C) makes a general assignment for the benefit of creditors, (D) is adjudicated as bankrupt or insolvent or is the subject of an order for relief under Title 11 of the United States Code, or any successor thereto, or (E) files a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, moratorium, reorganization, insolvency, readjustment of debt, dissolution

8

or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (F) takes or permits to be taken any action in furtherance of or for purpose of effecting any of the foregoing;

(v)

if any order, judgment or decree will be entered, without the application, approval or consent of Company, by any court of competent jurisdiction, approving a petition seeking reorganization of Company, or appointing a receiver, trustee, custodian or liquidator of Company, or of all or any substantial part of its assets, and such order, judgment or decree will continue unstayed and in effect for any period of 60 days;

(vi)	if the Company fails to meet, by the required date, any System Milestone or Lead Milestone, which failure is not remedied within 15 days following Lender’s written notice to Company; or

(vii)

in the event Lender reasonably believes that Company will be unable to perform its obligations under this Note, Lender may request in writing reasonable assurances of further performance from Company. If, within 15 days from such written request, Company fails to give such assurances reasonably showing its ability to perform, Lender may declare an Event of Default, For avoidance of doubt, Lender’s reasonable belief of Company’s inability to perform its obligations under this Note must be based on a fact or circumstance that occurs or changes after the date of this Note and results in a material adverse effect upon the Company’s financial condition. The foregoing is without any derogation of rights under applicable law to demand further assurances and address anticipatory breaches.

(b)               Remedies.

(i)

Upon the occurrence of any Event of Default, and at all times thereafter during the continuance of an Event of Default: (a) this Note will, in Lender’s sole discretion and upon Lender’s written notice to Company, become immediately due and payable, as to principal and interest, without presentment, demand, protest, notice or other requirement of any kind, all of which are hereby expressly waived, anything contained herein or in this Note to the contrary notwithstanding (except in the case of any event described in Sections ll(a)(iv) and (v) of this Note, the occurrence of which will automatically effect acceleration, regardless of any action or forbearance in respect of any prior or ongoing default or Event of Default which may be inconsistent with such automatic acceleration), (b) Lender may file suit against Company on this Note and/or seek specific performance or injunctive relief thereunder (whether or not a remedy exists at law or in equity); and (c) Lender will have the right to seek to exercise any and all remedies as it may determine in its discretion (without any requirement of marshalling of assets, or other such requirement) that may be available at law or in equity.

9

(ii)

Lender’s rights, remedies and powers, as provided in this Note and the Security Agreement are cumulative and concurrent and may be pursued singly, successively or together against this Company, the Collateral (as defined in the Security Agreement) and any other security given at any time to secure the payment of this Note, all at the sole discretion of Lender. Additionally, Lender may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in Lender’s sole discretion. Failure of Lender at any one time, for a period of time or on more than one occasion, to exercise any of its rights or remedies hereunder or at law or in equity will not constitute a waiver of the right to exercise the same right or remedy at any time thereafter. Any and all waivers must be in writing to be effective.

(iii)

If any suit or action is instituted or attorneys are employed to enforce any of the obligations of this Note, the non-prevailing party hereby promises and agrees to pay all reasonable costs, including reasonable attorneys’ fees and court costs incurred by the prevailing party.

12.        Subordination.      Lender and Company agree and acknowledge that the indebtedness evidenced by this Note is neither subordinate nor subject in right of payment to any other indebtedness issued to third parties.

13.        Interest Rate Limitation.      It is the intent of Company and Lender in the execution of this Note and all other instruments securing this Note that the loan evidenced hereby be exempt from the restrictions of the usury laws of the State of California. In the event that, for any reason, it should be determined that the California usury law is applicable to the Loan, Lender and Company stipulate and agree that none of the terms and provisions contained herein or in any of the other Credit Documents will ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of California. In such event, if any holder of this Note collects monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of California, all such sums deemed to constitute interest in excess of such maximum rate will, at the option of Lender, be credit.

14.        Notices.  All notices, requests, demands and other communications which are required to be or may be given under this Note to a party by the other party must be in writing and will be deemed to have been duly given (a) immediately if delivered in person, (b) the day following dispatch by a nationally recognized overnight courier service (such as Federal Express or UPS, etc.) for next day delivery, (c) five days after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the Party to whom the same is so given or made, or (d) upon confirmation of receipt, if by facsimile. Any notice or other communication

10

given hereunder will be addressed to the Company, at 200 N. Cobb Parkway, Suite 140, Marietta, Georgia 30062-3585, Attention: John C. Thomas, Jr., Fax (770) 424-8236, with a copy to Kimble L. Jenkins, 50 North Front St., 19th Floor, Memphis, Tennessee 38103, Fax (901) 579-4979, , or to Lender at the address indicated at the beginning of this document, Attention: General Counsel, Fax (661) 362-4712.

15.        Counterparts. This Note may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

16.        Headings.    All headings are inserted for convenience of reference only and will not affect the meaning or interpretation of any such provisions or of this Note, taken as an entirety.

17.        Severability.    If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Note to be invalid or unenforceable, such holding will in no way affect the validity of the remainder of this Note.

18.        Changes, Waivers, Etc. Neither this Note nor any provision of this Note may be changed, waived, discharged or terminated orally, but rather may only be changed by a statement in writing signed by the Party against which enforcement of the change, waiver, discharge or termination is sought. It is agreed that a waiver by either Lender or Company of a breach of any provision of this Note will not operate, or be construed, as a waiver of any subsequent breach by that same party.

19.        Governing Law.      This Note will be governed by and construed in accordance with the laws of the State of California. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Note will be adjudicated before a court located in Los Angeles, California and they hereby submit to the exclusive jurisdiction of the courts of the State of California located in Los Angeles, California and of the federal courts in the Central District of California with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Note or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned will furnish in writing to the other.

20.        Entire Agreement.      This Note, the Security Agreement, the Development Agreement, the License Agreement and the Other Agreements set forth the entire agreement and understanding between Lender and Company as to this subject matter and incorporates and supersedes all prior discussions, agreements and understandings of any and every nature among them.

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21.        Further Assurances. Lender and Company agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Note.

22.        Successors and Assigns. The terms and conditions of this Note will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Note, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Note, except as expressly provided in this Note, This Note is non-negotiable. Neither Company nor Lender may assign or otherwise transfer this Note without the prior written consent of the other party.

23.        Relationship of Parties.  In all matters relating to this Note, no party will have any right, power or authority to create any obligation, express or implied, on behalf of any other party. Nothing in this Note is intended to create or constitute a joint venture or a partnership between the parties hereto.

24.        Amendment and Restatement.    This Note constitutes an amendment and restatement of that certain Multiple Advance Secured Convertible Promissory Note dated December 30, 2005, made by Company in favor of Lender in the maximum principal amount of $1,500,000, and replaces and supersedes such promissory note in all respects.

[SIGNATURES APPEAR ON NEXT PAGE]

12

IN WITNESS WHEREOF, Company has signed this Note and delivered this Note to Lender as of the date first written above.

COMPANY:	SURGI- VISION, INC., a Delaware corporation

By:
Name: Title:

S-1

SCHEDULE OF ADVANCES

Date	Amount of Principal Advanced	Unpaid Principal Balance	Amount Paid	Notation Made By
01/04/06	$250,000	$250,000	—	Initial Advance

01/31/06	$250,000	$500,000	—

06/30/06	$250,000	$750,000	—

09/30/06	$250,000	$1,000,000	—

07/ /07	$500,000	$1,500,000	—

EXHIBIT A

TO AMENDED AND RESTATED MULTIPLE ADVANCE SECURED CONVERTIBLE

PROMISSORY NOTE

[FORM OF WARRANT]

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. THIS WARRANT, AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF, MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

                    , 200

SURGI-VISION, INC.

STOCK PURCHASE WARRANT

This Warrant is issued as of this              day of                      200  , by SURGI-VISION, INC., a Delaware corporation (the “Company”), to ADVANCED BIONICS CORPORATION, a Delaware corporation (the “Holder”).

1.        Issuance of Warrant; Term; Price.

      (a)        Issuance.     This Warrant is issued pursuant to Section 4(b)(iii) of that certain Amended and Restated Multiple Advance Secured Convertible Promissory Note dated as of June 30, 2007, payable to the Holder by the Company (together with any and all replacements and renewals thereof, the “Note”). Reference also is made to that certain System and Lead Development and Transfer Agreement dated as of December 30, 2005, as amended by that certain Amendment No. 1 dated as of May 31, 2006 and by that certain Omnibus Amendment dated as of June 30, 2007 (as so amended, and as further amended, supplemented or otherwise modified from time to time, the “Development Agreement”), by and between the Company and the Holder. Capitalized terms used herein without definition will have the meanings ascribed to such terms in the Development Agreement.

      (b)        Shares Issuable upon Exercise. The Company hereby grants to the Holder the right to purchase, upon the terms hereof and at the Warrant Price (as defined below), [            ] shares of common stock (“Common Stock”) of the Company, subject to adjustment as set forth in Section 2 below (the “Warrant Shares”). [Note: The initial number of Warrant Shares will be determined according to the calculation set forth in Section 4(b)(iii) of the Note.]

1

  (c)        Term. This Warrant shall not be exercisable by the Holder unless (A) the Company and the Holder have not executed and delivered the Subsequent System License on or before the last day of the Negotiation Period or (B) at any time prior to the last day of the Negotiation Period, an Event of Default has occurred and is continuing (the ‘Trigger Date”). If the Company and the Holder have executed and delivered the Subsequent System License on or before the Trigger Date, this Warrant shall expire automatically and become null and void. If the Company and the Holder have not executed and delivered the Subsequent System License on or before the Trigger Date, the Holder may exercise this Warrant at any time after the Trigger Date until 5:00 p.m. (Eastern Time) on the fifth business day following the Trigger Date, at which time this Warrant shall expire automatically and become null and void.

  (d)        Exercise Price.    The exercise price (the “Warrant Price”) per share for which all or any of the Warrant Shares may be purchased pursuant to the terms of this Warrant shall be equal to $0.01.

2.        Adjustment of Number and Kind of Shares. The number and kind of securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time as follows:

  (a)        Dividends in Stock Adjustment. In case at any time or from time to time on or after the date hereof the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefore, other or additional securities or other property (other than cash) of the Company by way of dividend or distribution, then and in each case, the Holder shall, upon the exercise hereof, be entitled to receive, in addition to the number of Warrant Shares receivable thereupon, and without payment of any additional consideration therefore, the amount of such other or additional securities or other property (other than cash) of the Company which such Holder would hold on the date of such exercise had it been the holder of record of such Common Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional securities or other property receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by this Section 2(a), Section 2(b) and Section 2(c).

  (b)        Reclassification or Reorganization Adjustment.      In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company on or after the date hereof, the Holder, upon the exercise hereof at any time after the consummation of such reclassification, change or reorganization, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 2(a) and Section 2(c).

2

      (c)        Stock Splits and Reverse Stock Splits. If at any time on or after the date hereof the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the number of shares receivable upon exercise of this Warrant shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of Common Stock shall be combined into a smaller number of shares, the number of shares receivable upon exercise of this Warrant shall thereby be proportionately decreased.

3.        No Fractional Shares.    No fractional shares of Warrant Stock will be issued in connection with any subscription hereunder.

4.        No Stockholder Rights. This Warrant as such shall not entitle the Holder to any of the rights of a stockholder of the Company until the Holder has exercised this Warrant in accordance with Section 6 hereof.

5.        Reservation of Stock.    The Company covenants that during the term of this Warrant, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant constitutes full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Warrant Shares upon the exercise of this Warrant.

6.        Exercise of Warrant. This Warrant may be exercised by the Holder, during the term of this Warrant as provided in Section 1(c) above, by the surrender of this Warrant at the principal office of the Company, accompanied by payment in full of the Warrant Price of the shares purchased thereby. Notwithstanding any provision of the Development Agreement to the contrary, the Holder shall be entitled to offset against any amount owing to the Company under the Development Agreement the Warrant Price of any shares purchased by the Holder upon the exercise of this Warrant. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the Holder shall be treated for all purposes as the holder of record of the Warrant Shares as of the close of business on such date. As promptly as practicable, the Company shall issue and deliver to the Holder a certificate or certificates for the number of Warrant Shares issuable upon such exercise. The Warrant Shares issuable upon exercise of this Warrant shall, upon their issuance, be fully paid and nonassessable.

7.        Certificate of Adjustment.    Whenever the number or type of securities issuable upon exercise of this Warrant is adjusted as herein provided, the Company shall deliver to the Holder a certificate of an officer of the Company setting forth the nature of such adjustment and a brief statement of the facts requiring such adjustment.

8.        No Limitation on Corporate Action. No provisions of this Warrant and no right granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its Certificate of Incorporation, reorganize, consolidate or merge with or into another corporation, to transfer all or any part of its property or assets, or to exercise any other corporate rights and powers.

3

9.          Assignment of Warrant.    The Holder may not assign or transfer this Warrant without the prior written consent of the Company. Any purported assignment or transfer of this Warrant in violation of this Section 9 shall be void abs initio.

10.        Restrictive Legends. To the extent applicable, each certificate evidencing any of the Warrant Shares shall be endorsed with the legends set forth below, and Holder covenants that, except to the extent such restrictions are waived by the Company, Holder shall not transfer the Warrant Shares without complying with the restrictions on transfer described in such legends:

    (a)   The following legend under the Securities Act:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE “BLUE SKY” OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED, DISTRIBUTED OR OTHERWISE DISPOSED OF UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SALE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT IS AVAILABLE, AND IF AN EXEMPTION IS AVAILABLE, THE COMPANY RECEIVES AN OPINION OF COUNSEL AT THE HOLDER’S SOLE COST AND EXPENSE STATING THAT SUCH OFFER, SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION, DISTRIBUTION OR OTHER DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND OTHER LAWS. THE RESTRICTIONS CONTAINED HEREIN ARE BINDING ON THE HOLDER HEREOF AND ITS SUCCESSORS AND PERMITTED ASSIGNS.”

    (d)        If required by the authorities of any state in connection with the issuance or sale of the Warrant Shares, the legend required by such state authority.

11.        Replacement of Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft or destruction of this Warrant, and on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company, the Company will execute and deliver to the Holder, in lieu thereof, a new Warrant of like tenor.

12.        Miscellaneous.      This Warrant shall be governed by the laws of the State of Delaware. The headings in this Warrant are for purposes of convenience of reference only, and shall not be deemed to constitute a part hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.

13.        Notices.    All notices, requests, demands and other communications which are required to be or may be given under this Warrant to a party by the other party must be in writing and will be deemed to have been duly given (a) immediately if delivered in person, (b) the day following dispatch by a nationally recognized overnight courier service (such as Federal Express, UPS, etc.) for next day delivery, (c) five days after dispatch by certified or registered first class

4

mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made, or (d) upon confirmation of receipt if by facsimile. Any notice or other communication given hereunder will be addressed (x) to the Company at 200 N. Cobb Parkway, Suite 140, Marietta, Georgia 30062-3585, Attention: John C. Thomas, Jr., Fax (770) 424-8236, with a copy to Kimble L. Jenkins, 50 North Front St., 19th Floor, Memphis, Tennessee 38103, Fax (901) 579-4979, or (y) to the Holder at 25129 Rye Canyon Loop, Valencia, California 91355, Attention: General Counsel, Fax (661) 362-4712, or at such other address as one party shall have notified the other party hereto by notice given in conformity with this Section 13.

14.        Taxes.  The Company shall pay all issue taxes and other governmental charges (but not including any income taxes of the Holder) that may be imposed in respect of the issuance or delivery of the Warrant Shares or any portion thereof.

15.        Amendment: Waiver. Any term of this Warrant may be amended or waived with the written consent of the Company and the Holder.

16.        Representations by Holder. The Holder represents and warrants to the Company, as of the date hereof and as of the date of any exercise of this Warrant, that (a) the Holder is acquiring this Warrant and the Warrant Shares for its own account, for investment purposes, and not with a present view either to sell, distribute or transfer, or to offer for sale, distribution or transfer, this Warrant or the Warrant Shares, (b) the Holder is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Holder’s investment and has the ability to suffer the total loss of such investment, and (c) the Holder is an “accredited investor” within the meaning of Regulation D under the Securities Act.

SURGI- VISION, INC.

By:

Name:

Title:

AGREED TO AND ACCEPTED BY:

ADVANCED BIONICS CORPORATION

By:

Name:

Title:

5

NOTICE OF EXERCISE

To:    Surgi-Vision, Inc.

The undersigned hereby elects to purchase                                          “Warrant Shares” pursuant to the provisions of Section 6 of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full. In exercising the attached Warrant, the undersigned hereby confirms and acknowledges its representations and warranties set forth in Section 16 of the attached Warrant.

ADVANCED BIONICS CORPORATION

By:

Name:

Title:

Date:

EXHIBIT B

TO OMNIBUS AMENDMENT

SCHEDULE 10

TO THE SECURITY AGREEMENT

U.S. Copyright Registrations:

Title	Registration No. Date of Issue Registered Owner

None

Foreign Copyright Registrations:

Country	Title Registration No. Date of Issue

None

Pending U.S. Copyright Registration Applications:

Title Appl. No. Date of Application Copyright Claimant

None

Pending Foreign Copyright Registration Applications:

Country	Title Appl. No. Date of Application

None

The Grantor has granted Secured Party certain licenses to the Intellectual Property pursuant to the Concurrent Agreements.

The Grantor is a party to the JHU Agreements.

Pursuant to the JHU Agreements, JHU has the retained right to make, have made, provide and use for its and The Johns Hopkins Health Systems’ internal, non-commercial purposes “Licensed Products” and “Licensed Services” (as such terms are defined in the JHU Agreements).

Patents supported by federal funding are subject to the rights, conditions and limitations imposed by U.S. law.

The Grantor is a party to an option agreement with JHU. Pursuant to that option agreement, the Grantor has notified JHU that the Grantor will exercise its option on a “Microcapsule” patent application that was filed in May 2007. Such patent application is not related to the Lead or the System.

The Grantor is a party to an assignment agreement with [***] for [***].

The Grantor has a pending research collaboration/sponsorship agreement with UCSF.

The Grantor has a pending sponsorship agreement with the University of Utah and Dr. Marrouche (with an option for an exclusive license for any intellectual property arising from the sponsored work). Such intellectual property would not be related to the Lead or the System.

The Grantor has filed on a JHU case (funded by the Grantor) that has not yet been formally licensed from JHU. The case is directed to embolic procedures and is not related to the Lead or the System.

The Grantor is a party to various consulting agreements that include options/licenses/assignments of or to intellectual property or conceived ideas.

The Grantor knows of a third-party attempt to invoke an interference against U.S. 6,904,307.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

2

SCHEDULE 6.F

TO OMNIBUS AMENDMENT

1.        With reference to the second sentence of Section 4.8 of the Development Agreement, the disclosure set forth in Schedule 4.8 to the Development Agreement is replaced and superseded by the following disclosure:

The Company has granted Bionics certain licenses to the Existing Intellectual Property pursuant to this Agreement and the Concurrent Agreements.

The Company is a party to the JHU Agreements.

Pursuant to the JHU Agreements, JHU has the retained right to make, have made, provide and use for its and The Johns Hopkins Health Systems’ internal, non-commercial purposes “Licensed Products” and “Licensed Services” (as such terms are defined in the JHU Agreements).

Patents supported by federal funding are subject to the rights, conditions and limitations imposed by U.S. law.

2.        With reference to the fourth sentence of Section 4.8 of the Development Agreement, the Company knows of a third-party attempt to invoke an interference against U.S. 6,904,307.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

OMNIBUS AMENDMENT #2

TO SYSTEM AND LEAD DEVELOPMENT AND TRANSFER AGREEMENT

      This AMENDMENT (this “Amendment”) is dated as of March 19, 2008 and entered into by and between Surgi-Vision, Inc., a Delaware corporation (the “Company”) and Boston Scientific Neuromodulation Corporation (formerly known as Advanced Bionics Corporation), a Delaware corporation (“Bionics”), and is made with reference to (i) that certain System and Lead Development and Transfer Agreement dated as of December 30, 2005, as amended by that certain Amendment No. 1 dated as of May 31, 2006, as further amended by that certain Omnibus Amendment dated as of June 30, 2007 (as so amended, supplemented or otherwise modified from time to time, the “Development Agreement”), by and between the Company and Bionics, and (ii) that certain Technology License Agreement dated as of December 30, 2005, as amended by that certain Omnibus Amendment dated as of June 30, 2007 (as so amended, supplemented or otherwise modified from time to time, the “License Agreement”), by and between the Company and Bionics.

RECITALS

      WHEREAS, the Company and Cardiac Pacemakers, Inc. (“CPI”), a wholly-owned indirect subsidiary of Boston Scientific Corporation and an affiliate of Bionics have, concurrent with this Amendment, entered into a Technology License Agreement (the “CPI License Agreement”) and a Development Agreement (the “CPI Development Agreement”) (collectively, the CPI License Agreement and the CPI Development Agreement are referred to as the “CPI Agreements”), which contain, among other things, certain provisions regarding Intellectual Property ownership, patent prosecution, enforcement and confidentiality;

      WHEREAS, the Company and Bionics desire to amend the Development Agreement to be consistent with such Intellectual Property ownership, patent prosecution, enforcement and confidentiality provisions contained in the CPI Agreements; and

      WHEREAS, the Company and Bionics desire to amend the License Agreement to reconcile the compensation provisions contained therein with those in the CPI License Agreement:

      NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

     Section 1.        AMENDMENTS TO THE DEVELOPMENT AGREEMENT

1.1	Defined Terms.

      Capitalized terms used in this Amendment without definition shall have the same meanings as set forth in the Development Agreement.

1

1.2	Amendments to Section 11: Intellectual Property Ownership and Protection.

      A.        Section 11.1 (a) of the Development Agreement is hereby amended by deleting the last sentence of such Section in its entirety and substituting the following in lieu thereof:

“Notwithstanding any of the foregoing to the contrary, any Shared Future Intellectual Property shall be solely owned by CPI and Bionics. Bionics hereby grants to the Company an exclusive, fully paid, worldwide license, with right to sublicense, (a) under the Shared Future Intellectual Property for use within the SVI Grant-Back Field (as that term is defined in the CPI Development Agreement), to make, use, import, lease, and sell any system, method, or apparatus, and (b) under all Non-Shared Future Intellectual Property for use outside the field of neuromodulation, to make, use, import, lease, and sell any system, method, or apparatus. The term “Shared Future Intellectual Property” means any Future Intellectual Property that constitutes Development IP (as that term is defined in the CPI Development Agreement). The term “Non-Shared Future Intellectual Property” means any transferred Future Intellectual Property that does not constitute Development IP (as that term is defined in the CPI Development Agreement).

      B.        Section 11.1 (b) of the Development Agreement is hereby amended by deleting such Section in its entirety and substituting the following in lieu thereof:

(b) Intellectual Property Re-transfer and Cross-License. Bionics hereby agrees to assign and transfer to the Company joint ownership for all countries in and to any transferred Non-Shared Future Intellectual Property promptly after the Loan Satisfaction Date (“Re-Transfer”). Upon Re-Transfer, the Non-Shared Future Intellectual Property will become Intellectual Property that is jointly owned by the Parties (“Joint Intellectual Property”). Effective immediately upon the date of Re-Transfer, (i) the Company hereby grants to Bionics an exclusive, fully paid, non-transferable, perpetual worldwide license under the Joint Intellectual Property within the field of neuromodulation, with right to sublicense, to make, use, import, lease, and sell any system, method, or apparatus thereunder, and (ii) Bionics hereby grants to the Company an exclusive, fully paid, non-transferable, perpetual worldwide license under the Joint Intellectual Property outside the field of neuromodulation (but subject to CPI’s exclusivity as set forth in the CPI Agreements), with right to sublicense, to make, use, import, lease, and sell any system, method, or apparatus thereunder.

1.3	Amendment to Section 11.2: Patent Prosecution.

      A.        Section 11.2 of the Development Agreement is hereby amended by deleting such Section in its entirety and substituting the following in lieu thereof:

             11.2      Patent Prosecution.

(a) Costs. Bionics and its Affiliates will pay all Patent Prosecution costs and expenses for all Patents subject to their sole control, as set forth in Section 11.2(b) below (“Prosecution Costs”). The term “Patent” means all classes or types of patents, design patents, utility patents, including issued patents, published and non-published patent applications

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(including inventors’ certificates and utility models) in any country or jurisdiction or under any treaty, including all originals, provisionals, substitutions, continuations, continuations-in-part, divisionals, supplementary protection certificates, renewals, all letters patent granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations, patents of addition and foreign counterparts, as well as industrial design registrations. The term “Prosecution” means prosecution of any proceeding in the United States Patent and Trademark Office or in any other registration authority in any country, including regarding any application (whether ex parte or inter partes), including interference, reexamination and reissue. The terms “Affiliate” and “Affiliates” have the meanings ascribed thereto in the CPI Agreements.

(b)        Intellectual Property Protection. Bionics and its Affiliates will jointly control the Prosecution of all Patents included in the Bionics Controlled IP, each at its own expense and with legal counsel of its own choice, and will take such other legal steps as Bionics and its Affiliates will determine in their sole discretion to be necessary to protect their rights for all Bionics Controlled IP. For the avoidance of doubt, neither Bionics nor its Affiliates will be obligated to pay any Prosecution Costs to protect any Intellectual Property if they determine, in their sole discretion, that those Prosecution Costs outweigh the likely benefits to Bionics or such Affiliate. The term “Bionics Controlled IP” means all Existing Intellectual Property, Joint Intellectual Property and Future Intellectual Property, except any Existing Intellectual Property that relates to the System.

(c)        Company Cooperation. The Company will cooperate with Bionics and its Affiliates in filing, Prosecuting and maintaining Patents and taking such other legal steps as set forth in this Section 11.2 and will execute and deliver any documents and instruments in connection therewith which Bionics or its Affiliates may request at no additional cost or expense to Bionics or such Affiliate.

(d)        Company Inspection and Intervention. The Company will have the right upon reasonable notice and reasonable request to inspect, at the Company’s sole expense and discretion, the Prosecution documents and strategy of Bionics and its Affiliates with respect to any Bionics Controlled IP that does not constitute Shared Future Intellectual Property. The Parties agree that such information constitutes Confidential Information of Bionics and its Affiliates, and that the disclosure of such information is not intended to constitute a waiver of any privilege, including attorney-client privilege. Bionics (or its applicable Affiliate) will provide written notice to the Company prior to abandoning any patent application or issued Patent that is part of the Bionics Controlled IP. If the Company desires to file and Prosecute any patent application, or to pay maintenance fees or annuities to maintain any issued Patent, in any country that Bionics or its Affiliates determined was not worthwhile to protect Bionics’ or such Affiliates’ rights, the Company may provide Bionics with a reasonable written request to file and Prosecute or maintain such Patent (“Prosecution Request”). Bionics will have thirty (30) days to fulfill the Prosecution Request. If Bionics (or one of its Affiliates) fails to complete the Prosecution Request within thirty (30) days of receiving the Prosecution Request, then (i) the Company may independently file and Prosecute the patent application or maintain the issued Patent that was the subject of the Prosecution Request, (ii) the Company will bear all Prosecution Costs and will control the remainder of the Prosecution for such patent application or the maintenance of such issued Patent, and (iii) with respect to a Prosecution involving any Future Intellectual Property or Joint Intellectual Property, Bionics and its Affiliates will have the right

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(but not the obligation) to participate in an advisory capacity in such Prosecution. The Parties acknowledge and agree that any action by the Company pursuant to this Section 11.2(d) will not confer or convey any ownership rights in the subject Patent to the Company, and will not otherwise adversely affect any of Bionics’ or its Affiliates’ rights in same.

1.4	Amendment to Section 11.4: Infringement.

      A.        Section 11.4 of the Development Agreement is hereby amended by deleting such Section in its entirety and substituting the following in lieu thereof:

             11.4      Infringement.

(a)        Notice of Infringement. If either Party learns of any actual, alleged or threatened Infringement of any Bionics Controlled IP by a Third Party, such Party shall promptly notify the other Party and shall provide such other Party with all available evidence of such Infringement. The term “Infringe” means (as applicable, depending on the context of the subject or object of the word Infringe) to infringe, misappropriate, use or disclose without authorization or otherwise violate Intellectual Property rights (whether direct, indirect, contributory, inducement or otherwise). The words “Infringement” and “Infringing” have corresponding meanings. The term “Third Party” means one or more persons or entities other than SVI, Bionics and their respective Affiliates.

(b)        Enforcement of Bionics Controlled IP. As between the Parties, [***] shall have the sole right (but not the obligation), each at its own expense and with legal counsel of its own choice, to bring suit (or take other appropriate legal action) against any actual, alleged or threatened Infringement of the Bionics Controlled IP; provided, however, that [***] shall have the right (but, subject to Section 11.4(c) below, not the obligation) to participate in an advisory capacity only in the institution and prosecution of any such Infringement suit, (a) with respect to any Shared Future Intellectual Property only if and to the extent the accused product is related primarily to the [***] and (b) with respect to any other Bionics Controlled IP only if and to the extent the accused product is related primarily to [***].

(c)        Join in Action. If either [***] brings any such action or proceeding hereunder, [***] agrees to be joined as party plaintiff if necessary to prosecute such action or proceeding, and, at [***] expense, to give [***] reasonable assistance and authority to file and prosecute the suit; provided, however, that neither Party shall be required to transfer any right, title or interest in or to any property to other Party to confer standing on a Party hereunder.

(d)        Costs. [***] will pay all costs, fees, and expenses associated with an Infringement action they have initiated and prosecuted. [***] will pay all costs, fees, and expenses associated with [***] participation in an advisory capacity under Section 11.4(b).

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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(e) Recovery. Any recovery obtained in an action initiated and prosecuted solely by [***], and in which [***] does not participate in an advisory capacity, shall belong to [***]. Any recovery obtained in an action initiated and prosecuted by [***], and in which [***] participates in an advisory capacity, shall be allocated in a fair and equitable manner mutually determined by the Parties. For purposes of clarity, any recovery pursuant to this section will be net of litigation costs as provided in Section 11.4(d) above.

(f) Cooperation. [***] agrees to fully cooperate with [***] in the prosecution of any such suit at no additional expense to [***].

(g) Loss of Exclusive Rights Under CPI License Agreement. [***] acknowledges that, notwith-standing the foregoing to the contrary, in the event CPI exercises its Termination Option (as such term is defined in the CPI Development Agreement), [***] of the CPI License Agreement. Therefore, in the event of any conflict between the terms of this Section 11.4 and the terms of [***], the terms of the CPI License Agreement will control.

1.5	Amendment to Section 11.5: Publication and Authorship

      A.        Section 11.5 of the Development Agreement is hereby amended by deleting such Section in its entirety and substituting the following in lieu thereof:

                 11.5 Publication and Authorship. Notwithstanding Section 11.6(e) below, the Company will have the right to author, to publish and to retain or transfer copyright to scientific reports describing the methods and results of any or all Bionics Controlled IP that does not constitute Shared Future Intellectual Property; provided that, if the studies were conducted with the financial and/or technical support of Bionics or any of its Affiliates, such reports shall include an acknowledgment to that effect. Prior to publishing any reports or submitting any manuscripts wherein the publication could adversely affect patent rights for any Bionics Controlled IP (i.e., new inventions for which patent applications have not been filed), (i) the Company shall make the manuscripts for such reports available to Bionics or one of Bionics’ Affiliates, using reasonable efforts to provide Bionics or such Affiliate copies of such manuscripts at least thirty (30) days before submission to a journal or other publisher so that Bionics can take any steps it deems necessary to protect such Surgi-Vision IP disclosed in such manuscripts, (ii) Bionics will promptly review such manuscripts, and (iii) the Company will delay its submission to such journal or other publisher for up to one hundred eighty (180) days if Bionics, in its reasonable discretion, determines that it needs additional time to protect such Bionics Controlled IP.

1.6	Amendment to Section 11.6: Confidentiality

      A.        Section 11.6 of the Development Agreement is hereby amended by deleting such Section in its entirety and substituting the following in lieu thereof:

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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             11.6       Confidentiality.

(a)        Definition. “Confidential Information” means information which is disclosed or shared by one Party to the other Party, or generated or developed by one or both Parties, that the non-owning Party has a reasonable basis to believe is confidential to the owning Party or has been marked or orally designated by the owning Party as confidential.

(b)        Ownership of Confidential Information. The Parties agree that (i) all Shared Future Intellectual Property and Non-Shared Future Intellectual Property will be deemed to be Confidential Information owned by Bionics (irrespective of which Party generated, developed or first shared or disclosed such information), (ii) all Joint Intellectual Property will be deemed to be Confidential Information owned by both Parties (irrespective of which Party generated, developed or first shared or disclosed such information), and (iii) the terms and existence of this Agreement are Confidential Information owned by both Parties. Except as otherwise expressly provided in this Section 11.6, neither Party is subject to the obligations of a “no-owning Party” with respect to Confidential Information that is owned by both Parties. Except as otherwise expressly provided in this Agreement, for all other Confidential Information, the “owning Party” is deemed to be the disclosing Party. Confidential Information shall remain the property of the owning Party, and the non-owning Party shall not be deemed by virtue of this Agreement or any access to the owning Party’s Confidential Information to have acquired any right, title or interest in or to any Confidential Information, except the limited right to use such Confidential Information in accordance with the terms of this Agreement or other agreements between the Parties or their Affiliates.

(c)        Non-Use and Non-Disclosure. Either Party may make available to the other Party or otherwise generate or develop Confidential Information. The non-owning Party will maintain the owning Party’s Confidential Information in confidence and will not use such Confidential Information except as reasonably necessary to perform its obligations and exercise its rights under this Agreement or other agreements between the Parties or their Affiliates. Notwithstanding any provision to the contrary contained in the CPI Agreements, the Company agrees and acknowledges that Bionics and its Affiliates may share all of the Company’s Confidential Information with and among each of their respective Affiliates for use solely within the Field (as that term is defined in the CPI Agreements), provided that (i) prior to any such sharing of the Company’s Confidential Information such Affiliates are bound by obligations of confidentiality, non-disclosure and non-use substantially similar in scope to those in this Agreement and (ii) Bionics shall be responsible for any breach of confidentiality, non disclosure and non-use by any such Affiliate. Neither Party will disclose the other Party’s Confidential Information without the prior written consent of the other Party, except as permissible in Section 11.6(e) below or in other agreements between the Parties or their Affiliates. All Confidential Information will be treated by the non-owning Party with the same care as it would exercise in the handling of its own Confidential Information, but not less than reasonable care. The limitations and undertakings specified in this Section 11.6 shall survive termination of this Agreement for a period of five (5) years.

(d)        Standard Exceptions. The obligations of Sections 11.6(c), (f) and (g) do not apply to any of the other Party’s Confidential Information: (i) which, other than

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Shared Future Intellectual Property and Non-Shared Future Intellectual Property, is already known by the non-owning Party at the time of the disclosure; (ii) following such information becoming publicly known without the wrongful act or breach of this Agreement by the non-owning Party; (iii) following such information becoming rightfully received by the non-owning Party from a Third Party without breaching any confidentiality obligation owed by such Third Party to the owning Party; (iv) following such information becoming approved for release by written authorization of the owning Party; or (v) other than Shared Future Intellectual Property and Non-Shared Future Intellectual Property, following such information becoming subsequently and independently developed by employees or representatives of the non-owning Party without knowledge or use of the owning Party’s Confidential Information. The burden of proving the existence of facts which would provide an exception under this Section 11.6(d) rests with the non-owning Party. Notwithstanding any provision herein to the contrary, to the extent required under the JHU Agreements, the Company shall be permitted to disclose the terms of this Agreement to JHU.

(e)      Permitted Disclosures. Each Party may disclose the other Party’s Confidential Information:

(i)    to the extent reasonably necessary for a Party to prepare, file and Prosecute a Patent application under this Agreement or other agreements between the Parties or their Affiliates;

(ii)    to the extent permissible under any other agreements between the Parties or their Affiliates;

(iii)    to the extent reasonably necessary for a Party to develop or commercialize, directly or indirectly through one or more licensees, products related to or utilizing Intellectual Property within its allocated (or retained) field of rights pursuant to this Agreement or the License Agreement; provided that: (a) such disclosure may include the disclosure of this Agreement’s and the License Agreement’s existence and the scope of any license granted hereunder or thereunder; and (b) prior to making any such disclosure pursuant to this subsection, such Party will, if reasonably practical, take reasonable steps to limit the scope of such disclosure and its effect on confidentiality;

(iv)      to the extent reasonably necessary for the purposes of this Agreement or other agreements between the Parties, to its respective Affiliates, consultants, agents, advisors, attorneys, outside contractors and clinical investigators, but only if those persons are bound by obligations of confidentiality, non-disclosure, and non-use substantially similar in scope to those in this Agreement; provided, such Party shall be responsible for any breaches of confidentiality, non-disclosure and non-use by any such Affiliate, consultant, agent, advisor, attorney, outside contractor or clinical investigator to whom disclosure is made;

(v)    in connection with communications to such Party’s stockholders and prospective investors; provided that unless otherwise agreed between the Parties: (a) such stockholders and prospective investors are subject to obligations of confidentiality no less stringent than those contained herein; and (b) such disclosure be expressly limited to the existence of this Agreement and the License Agreement and the scope of any license granted hereunder or thereunder;

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(vi)    to the extent reasonably necessary to enforce this Agreement or other agreements between the Parties or their Affiliates;

(vii)      to the extent reasonably necessary to comply with a subpoena, court order, or administrative order. Before complying, the Party subject to such subpoena, court order or administrative order will notify the other Party, allow the other Party a reasonable time to oppose the disclosure, and reasonably cooperate with the other Party’s efforts to do so; or

(viii)    to the extent reasonably necessary to comply with an applicable law, rule, regulation of any governmental authority or securities exchange, including the FDA, the Securities and Exchange Commission and the New York Stock Exchange. Before complying, the Party subject to such law, rule or regulation will notify the other Party, allow the other Party a reasonable time to seek a protective order (if appropriate), and reasonably cooperate with the other Party’s efforts to do so.

(f)        Further Limitation on Use and Disclosure of Bionics Controlled IP. Notwithstanding the foregoing, while Bionics recognizes the Company’s legitimate right (except to the extent limited by the CPI Agreements or the License Agreement) to commercialize the Bionics Controlled IP outside the Field (as that term is defined in the CPI Agreements), the Parties agree and acknowledge that, in order to give Bionics the full benefit of the exclusive license granted pursuant to the License Agreement, with respect to those portions of the Bionics Controlled IP that constitute Confidential Information owned by the Company, the Company will, if reasonably practical, take reasonable steps to limit the scope of any disclosure of such Bionics Controlled IP; provided, however, that the foregoing obligation on the Company will not apply with respect to disclosure of Bionics Controlled IP by the Company to CPI.

(g)        Return of Information. Upon the request of the owning Party at any time after the Loan Satisfaction Date, the non-owning Party will promptly return or destroy (at the other Party’s choice) all Confidential Information owned by such other Party then in its possession and, if applicable, provide a certification of such destruction; provided, however, that the foregoing will not apply to any Confidential Information that the non-owning Party needs to retain for purposes of meeting its obligations and exercising its rights under this Agreement and the License Agreement or expressly has the right to retain under this Agreement or the License Agreement. With the exception of the prototypes provided to Bionics, in accordance with this Agreement, each Party will retain custody and ownership of any specimens and original data disclosed to the other Party and will exercise due care in preserving such specimens and original data in a manner consistent with current standards of scientific conduct. The Company will provide Bionics with complete and timely reports and scientific analyses of such data and will make specimens and original data available for inspection by representatives of Bionics at Bionics’ request.

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(h) Injunctive Relief. Each Party acknowledges and agrees that the breach of this Section 11.6 would be likely to cause serious and irreparable harm, the amount of which may be extremely difficult to estimate, thus making any remedy at law or in damages inadequate. Each Party therefore agrees that if the other Party breaches this Section 11.6 or if such Party has cause to believe that the other Party intends to or is about to breach such provisions, then such Party will be entitled to seek injunctive relief enjoining the breach and will have the right to specifically enforce this Agreement and the terms and provisions hereof in addition to any other remedy available at law or in equity.

(i) System Information. For the avoidance of any doubt, Bionics acknowledges and agrees that the Company is permitted to share its System information with third parties following the expiration of the Exclusivity Period if the Parties do not execute and deliver the Subsequent System License within the Exclusivity Period.

Section 2.      AMENDMENT TO THE LICENSE AGREEMENT

Section 3.B of the License Agreement is hereby amended by adding the following sentence at the end thereof:

“In the event that a product simultaneously falls within the definition of “Licensed Product” under this Agreement and the definition of “Royalty Product” under the CPI License Agreement: (a) Licensor agrees that any sale of such product will only implicate the payment of fees under one of the two agreements, not both (e.g., Licensor will not receive royalty payments both under this Agreement and the CPI License Agreement with respect to the same sale); (b) the Parties will determine which agreement will govern the fees to be paid to Licensor primarily by reference to the product’s actual intended use, and whether such use falls within the scope of the neuromodulation field of the Development Agreement or the “Implantable Cardiac Field” of the CPI License Agreement; and (c) if the Parties are unable to determine the governing agreement pursuant to clause (b) above, the Parties shall settle such disagreement pursuant to substantially the same mediation and arbitration provisions set forth in Section 4(E) and (F) of the CPI License Agreement with respect to a “Royalty Product Dispute” (as such term is defined in the CPI License Agreement) (it being understood and agreed that the scope of the arbitration will be limited to determining which agreement will govern the fees to be paid to the Company and that in no event will the Arbitrators have the power or authority to terminate this Agreement or the CPI License Agreement).

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

SURGI-VISION, INC		BOSTON SCIENTIFIC
NEUROMODULATION CORPORATION
(formerly known as ADVANCED BIONICS CORPORATION)

BY:	/s/ Kim Jenkins	BY:	/s/ Michael Onuscheck

NAME:	Kim Jenkins	NAME:	Michael Onuscheck

TITLE:	Pres	TITLE:	President

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